Exhibit 10.29

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

(Effective as of August 1, 2014)

TABLE OF CONTENTS
SECTION 1.ESTABLISHMENT AND PURPOSE OF THE PLAN.
SECTION 2.ELIGIBILITY, PARTICIPATION AND VESTING.
(a)Commencement of Participation by Former Agilent Employees.
(b)Commencement of Participation by Former HP Employees.
(c)Commencement of Participation by Other Eligible Employees.
(d)Reemployed Employees.
(e)Vesting.
(f)Termination of Participation.
SECTION 3.RETIREMENT BENEFITS.
(a)Normal Retirement.
(i)Traditional Benefit.
(ii)Stable Value Benefit.
(b)Early Retirement.
(i)Traditional Benefit.
(ii)Stable Value Benefit.
(c)Deferred Retirement.
(i)Time of Payment or Distribution.
(ii)Notification of Suspension of Benefits.
(iii)Deferred Retirement Benefits.
(d)Limitations.
(i)Frozen Traditional Benefit.
(ii)Service Limitation.
(iii)Limits on Amounts of Retirement Benefits.
SECTION 4.FORM AND TIME OF DISTRIBUTION OF RETIREMENT BENEFITS.
(a)Forms Available.
(b)Retirement Upon or After Normal Retirement Date.
(i)Form of Payment.
(ii)Election of Form of Payment.
(iii)Time of Payment or Distribution.
(c)Early Retirement.
(i)Form of Payment.
(ii)Election of Form of Payment.
(iii)Time of Payment or Distribution.
(d)Time of Distribution of Lump Sum Payments.
(e)Effect of Failure To Elect a Form of Retirement Benefit.
(i)Married Participants.
(ii)Single Participants.
(f)Joint Annuitants.

i

(g)Effect of Death of Joint Annuitant on Election of Form of Retirement Benefit.
(i)Death Before Annuity Starting Date.
(ii)Death After Annuity Starting Date.
(h)Limit on Forms of Retirement Benefits.
(i)Required Consent and Commencement of Benefit Distributions.
SECTION 5.TERMINATION BEFORE RETIREMENT.
(a)Amount of Termination Benefit For Participants With Fifteen or More Years of Service Who Have Not Yet Attained Age 55.
(i)Traditional Termination Benefit.
(ii)Stable Value Termination Benefit.
(b)Amount of Termination Benefit For Participants With Less Than Fifteen Years of Service.
(i)Traditional Termination Benefit.
(ii)Stable Value Termination Benefit.
(c)Limit on Traditional Benefit Reduction.
(d)Limit on Amount of Termination Benefits.
(i)Frozen Traditional Benefit.
(ii)Service Limitation.
(iii)Limits on Amounts of Retirement Benefits.
SECTION 6.FORM AND TIME OF DISTRIBUTION OF TERMINATION BENEFITS.
(a)Forms Available.
(b)Form and Time of Payment.
(i)Form of Payment.
(ii)Election of Form of Payment.
(iii)Time of Payment or Distribution.
(iv)Time of Distribution of Lump Sum Payments.
(c)Effect of Failure To Elect a Form of Termination Benefit.
(i)Married Participants.
(ii)Single Participants.
(d)Joint Annuitants.
(e)Effect of Death of Joint Annuitant on Election of Form of Termination Benefit.
(i)Death Before Annuity Starting Date.
(ii)Death After Annuity Starting Date.
(f)Limit on Forms of Termination Benefits.
(g)Required Consent.
SECTION 7.SURVIVOR BENEFIT.
(a)Benefits Upon Death of Participant.
(b)Amount of Survivor Benefit.
(c)Beneficiary.

(d)Form and Time of Commencement of Benefits to Beneficiaries.
(e)Death of Beneficiary Before Distribution (or Commencement of Distribution).
(f)Previous Election Irrelevant.
(g)Qualified Domestic Relations Order.
SECTION 8.ANNUITY VALUE OF BENEFIT UNDER DEFERRED PROFIT-SHARING PLAN.
SECTION 9.LIMITATIONS ON BENEFITS.
(a)General Limitation.
(b)Compensation.
(c)Additional Limitation for Certain Participants.
SECTION 10.GENERAL PROVISIONS.
(a)Information About Benefits.
(b)No Assignment of Rights.
(c)Compliance With USERRA.
(d)Plan Mergers.
(e)Plan Transfers.
(f)No Right in Trust Fund or to Employment.
(g)Competency To Handle Benefits.
(h)False or Erroneous Statements.
(i)Payment of Small Annuities.
(j)Cash-Out of Small Benefits.
(k)Effect of Reemployment Upon Payment and Amount of Benefits.
(i)Reemployment Prior to Payment (or Commencement).
(ii)Reemployment While Receiving Annuity Benefits From the Plan.
(iii)Reemployment After Receiving a Lump Sum Payment.
(l)Effect of Subsequent Changes in Plan.
(m)No Waiver of Participation.
(n)Governing Law.
(o)Coordination of Payment with Deferred Profit-Sharing Plan.
(p)Purchase of Annuity Contracts.
(q)Lost Participant, Beneficiary or Joint Annuitant.
(r)Return of Contributions.
(s)No Reduction of Accrued Benefits.
SECTION 11.FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)Named Fiduciary for Plan Administration.
(b)Named Fiduciary for Management of Plan Assets.
(c)Service in Several Fiduciary Capacities.
(d)Duties and Responsibilities of the Plan Administrator.
(e)Delegation of Fiduciary Responsibilities.
(f)Indemnification.

SECTION 12.ESTABLISHMENT OF A FUNDING PROCEDURE; BASIS OF PAYMENTS; LIMITATION OF OBLIGATION.
(a)Funding Procedure.
(b)Basis of Payments to and from Plan.
(c)Limitation of Obligation.
SECTION 13.CLAIMS PROCEDURE.
(a)Claims for Benefits.
(b)Denial of Claims.
SECTION 14.REVIEW PROCEDURE.
(a)Appointment of Review Panel.
(b)Right To Appeal.
(c)Form of Request for Review.
(d)Time for Review Panel Action.
(e)Review Panel Decision.
(f)Rules and Procedures.
(g)Exhaustion of Remedies.
SECTION 15.AMENDMENT; TERMINATION AND NONREVERSION.
(a)Amendment and Termination.
(b)No Reversion of Funds.
(c)Full Vesting Upon Termination.
(d)Allocation of Trust Fund Upon Termination of the Plan.
SECTION 16.DEFINITIONS.
(a)“Accrued Benefit”
(b)“Actuarially Equivalent”
(c)“Affiliate”
(d)“Affiliated Group”
(e)“Agilent”
(f)“Agilent RP”
(g)“Anniversary Year”
(h)“Annuity Starting Date”
(i)“Annuity Value”
(j)“Benefit Right”
(k)“Break in Service”
(l)“Code”
(m)“Company”
(n)“Covered Compensation”
(o)“Credited Service”
(p)“Deferred Profit-Sharing Plan”
(q)“Deferred Retirement Benefit”
(r)“Deferred Retirement Date”
(s)“Distribution Date”

(t)“Early Retirement Benefit”
(u)“Early Retirement Offset Amount”
(v)“Eligible Employee”
(w)“Employee”
(x)“Employment Date”
(y)“ERISA”
(z)“Final Average Compensation”
(aa)“Former Agilent Employee”
(bb)“Former HP Employee”
(cc)“Gross Benefit”
(dd)“Hewlett-Packard”
(ee)“Hewlett-Packard RP”
(ff)“Highest Average Pay Rate”
(gg)“Hours of Credited Service”
(hh)“Hours of Service”
(ii)“Investment Manager”
(jj)“Keysight Group Employee”
(kk)“Normal Retirement Age”
(ll)“Normal Retirement Benefit”
(mm)“Normal Retirement Date”
(nn)“Offset Amount”
(oo)“Operational Separation Date”
(pp)“Participant”
(qq)“Participating Company”
(rr)“Pay Rate”
(ss)“Permanent Service Break”
(tt)“Plan”
(uu)“Plan Year”
(vv)“Quarter”
(ww)“Required Beginning Date”
(xx)“Retirement Benefit”
(yy)“Service”
(zz)“Single Sum Value”
(aaa)“Social Security Retirement Age”
(bbb)“Spouse”
(ccc)“Standard Interest Rate”
(ddd)“Subsequently Transferred Keysight Employee”
(eee)“Subsidiary”
(fff)“Survivor Benefit”
(ggg)“Termination Benefit”
(hhh)“Traditional Benefit”
(iii)“Transfer Date”
(jjj)“Trust”
(kkk)“Trust Agreement”
(lll)“Trustee”

v

(mmm)“Trust Fund”
(nnn)“Year(s) of Credited Service”
(ooo)“Year(s) of Service”
SECTION 17.EXECUTION.
APPENDIX A ACTUARIAL EQUIVALENCE FOR LUMP SUMS AND OTHER OPTIONAL PAYMENT FORMS
APPENDIX B TOP-HEAVY PROVISIONS
APPENDIX C RETIREE HEALTH CARE PROVISIONS
APPENDIX D DIRECT TRANSFER PROVISIONS
APPENDIX E SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES TRANSFERRED TO LUMILEDS
APPENDIX F MODEL AMENDMENT RELATING TO SECTION 436 BENEFIT LIMITATIONS

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN
(Effective as of August 1, 2014)

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.
On August 1, 2014, (“Operational Separation Date”), Agilent Technologies, Inc. (“Agilent”) created a wholly-owned subsidiary titled Keysight Technologies, Inc. (the “Company”) as a part of a planned corporate separation of Company operations (“Operational Separation”) and subsequent distribution of all outstanding Company common stock to Agilent’s shareholders (the “Distribution”). Effective no later than the Operational Separation Date, the Keysight Technologies, Inc. Retirement Plan (the “Plan”) was established by the Company with substantially similar terms to the Agilent Technologies, Inc. Retirement Plan (the “Agilent RP”), and the Company will assume the portion of the assets and liabilities of the Agilent RP related to employees of Agilent who become employees of Keysight between August 1, 2014 and October 31, 2014. During the period between the Operational Separation Date and the date of Distribution (the “Distribution Date”), employees of the Company and Agilent shall participate in this Plan or the Agilent RP as determined under the provisions of each plan. On and after the Distribution Date, the RP benefits payable to Participants (as such capitalized term is defined) will be provided solely under this Plan. Neither the Operational Separation nor the Distribution shall be treated as a benefit distribution event under the Plan with respect to any Participant.
The Plan and its related Trust are intended to qualify for the favorable tax treatment provided under section 401 and related sections of the Internal Revenue Code of 1986, as amended. The Plan is subject to change to meet applicable rules and regulations of the Internal Revenue Service and the United States Department of Labor. The Company retains the right, as provided in Section 15, to amend or terminate the Plan at any time. Certain capitalized terms used in the text of the Plan are defined in Section 16 in alphabetical order. Any and all decisions involving the interpretation of the Plan’s provisions, including but not limited to, eligibility, valuation of retirement benefits, termination and distributions, shall be made by the Plan Administrator in its sole discretion.

SECTION 2.	ELIGIBILITY, PARTICIPATION AND VESTING.
(a)    Commencement of Participation by Former Agilent Employees.
(i)    Each Former Agilent Employee who was a Keysight Group Employee and who was a “participant” in the Agilent RP immediately prior to August 1, 2014 commenced participation in this Plan on August 1, 2014.
(ii)    Each Former Agilent Employee who was a Subsequently Transferred Keysight Employee shall automatically commence participation in the Plan as of his or her Transfer Date.
(iii)    If a Former Agilent Employee who did not become a Participant in this Plan on August 1, 2014, or the Transfer Date, as applicable, is employed by a Participating Company after November 1, 2014, he or she shall automatically commence participation in the Plan on the later of:
(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after employment; or
(B)    The date he or she becomes an Eligible Employee following employment, unless the Employee has suffered a Permanent Service Break at the time of his or her employment, in which case he or she shall automatically commence participation on the date he or she meets the requirements of Section 2(a)(iii)(A) following employment.
(b)    Commencement of Participation by Former HP Employees. If a Former HP Employee who did not become a Participant in the Agilent RP on May 1, 2000 is employed by a

Participating Company, he or she shall automatically commence participation in the Plan on the later of:
(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after employment; or
(B)    The date he or she becomes an Eligible Employee following employment, unless the Employee has suffered a Permanent Service Break at the time of his or her employment, in which case he or she shall automatically commence participation on the date he or she meets the requirements of Section 2(b)(A) following employment.
(c)    Commencement of Participation by Other Eligible Employees. Each other Eligible Employee shall automatically commence participation in the Plan on the later of:
(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service; or
(B)    The date he or she first becomes an Eligible Employee.
(d)    Reemployed Employees. If a former Employee is reemployed by a Participating Company, he or she shall automatically commence or recommence participation in the Plan on the later of:
(i)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after reemployment; or
(ii)    The date he or she becomes an Eligible Employee following reemployment, unless the Employee has suffered a Permanent Service Break at the time of his or her reemployment, in which case he or she shall automatically commence or recommence participation on the date he or she meets the requirements of Section (a)(iii)(A), Section 2(b)(A), or Section 2(c)(A), as appropriate, following reemployment.

(e)    Vesting. All Participants are 100% vested in their Accrued Benefits.
(f)    Termination of Participation. An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event his or her status as a Participant shall terminate on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 3.	RETIREMENT BENEFITS.
(a)    Normal Retirement. Each Participant who retires on his or her Normal Retirement Date and each Participant whose employment by the Affiliated Group terminates on or after the date he or she attains the Normal Retirement Age but prior to his or her Normal Retirement Date, shall be entitled to an annual Normal Retirement Benefit equal to the sum of the Participant’s Traditional Benefit as of October 31, 2009, and the Participant’s Stable Value Benefit determined for periods from and after November 1, 2009, as follows:
(i)    Traditional Benefit.
(A)    An amount equal to 1.5% of the Participant’s Highest Average Pay Rate multiplied by the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30));
(B)    The amount determined in Section 3(a)(i)(A) above shall be reduced by the Participant’s Offset Amount; and
(C)    The amount determined in Section 3(a)(i)(B) above shall be reduced by the Annuity Value of the amount, if any, to which the Participant is (or would be) entitled under the Deferred Profit-Sharing Plan, determined at the Normal Retirement Date pursuant to Section 8; provided, however, such reduction shall not exceed the amount determined in Section 3(a)(i)(B)

above multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service determined as of October 31, 1993 under the provisions of the Hewlett-Packard RP (not in excess of thirty (30)), and the denominator of which is the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30)).
If the amount determined pursuant to this Section 3(a)(i) is zero or negative, the Participant’s Traditional Benefit for purposes of determining his or her Normal Retirement Benefit under Section 3(a) shall be deemed to be zero.
(ii)    Stable Value Benefit. An amount equal to the single life annuity which is Actuarially Equivalent to a Single Sum Value which is equal to the sum of:
(A)    11% of the Pay Rate of the Participant for each month for which he receives service credit as part of a Year of Credited Service plus,
(B)    for each month for which he receives service credit as part of a Year of Credited Service beginning with the month in which the Participant has fifteen (15) or more Years of Service, 3% of the Participant’s Pay Rate for that month, plus
(C)    5% of the Participant’s Pay Rate for each month for which that exceeds 1/24 of the Social Security Wage Base;
for the Participant’s whole and fractional Years of Credited Service from and after November 1, 2009; provided whenever the Participant’s Years of Credited Service for such period are limited due to the 30-year maximum period as provided in Section 3(d)(ii) below, the number of whole and fractional years that are a portion of that 30-year maximum count to be applied for purposes of determining the benefit under this Section 3(a)(ii) shall be those consecutive whole and fractional years during which the Participant’s accruals under this Section 3(a)(ii) were the highest.
For purposes of subsection 3(a)(ii)(B) above, Years of Service, Service, and Hours of Service shall only include periods for which the Employee is compensated on a designated Agilent or “participating company” (as defined under the terms of the Agilent RP) payroll through November 1, 2014, or a designated Keysight or Participating Company payroll.
(b)    Early Retirement. If a Participant’s employment by the Affiliated Group terminates prior to the date he or she attains Normal Retirement Age but upon or after attaining age 55 and if, at such time, the Participant has completed at least fifteen (15) Years of Service, the Participant shall be entitled to an annual Early Retirement Benefit, equal to the sum of the Participant’s Traditional Benefit and the Participant’s Stable Value Benefit determined as follows:
(i)    Traditional Benefit.
(A)    An amount equal to 1.5% of the Participant’s Highest Average Pay Rate multiplied by the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30));
(B)    The amount determined in Section 3(b)(i)(A) above shall be reduced by the Participant’s Offset Amount;
(C)    If the Participant properly elects to have his or her Early Retirement Benefit commence prior to his or her Normal Retirement Date, then Section 3(b)(i)(B) above shall not apply, and the amount determined in Section 3(b)(i)(A) above shall be reduced (I) by 1/180 for each of the first 60 complete calendar months, and by 1/360 for each of the next 60 complete calendar months by which the Annuity Starting Date precedes his or her Normal Retirement Date, and (II) by the Participant’s Early Retirement Offset Amount; and
(D)    The amount determined under Section 3(b)(i)(B) or (C) above, as appropriate, shall be reduced by the Annuity Value of the amount, if any, to which the Participant is (or would be) entitled under the Deferred Profit-Sharing Plan, determined as of the date benefits are scheduled to commence pursuant to Section 8; provided, however, such reduction shall not exceed the amount determined in Section 3(b)(i)(B) or (C) above, as appropriate, multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service determined as of October 31, 1993 under the provisions of the Hewlett-Packard RP (not in excess of thirty (30)), and the denominator of which is the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30)).
If the amount determined pursuant to this Section 3(b)(i) is zero or negative, the Participant’s Traditional Benefit for purposes of determining his or her Early Retirement Benefit under Section 3(b) shall be deemed to be zero.
(ii)    Stable Value Benefit. An amount equal to the single life annuity as of the Participant’s Early Retirement Date which is Actuarially Equivalent to the Single Sum Value reduced by 5% compounded annually for each year or part thereof by which the Participant’s Early Retirement Date precedes the Normal Retirement Date; provided, however, in no event will such single life annuity be less than the Actuarial Equivalent of the portion of the

Normal Retirement Benefit determined under Section 3(a)(ii) payable at his or her Normal Retirement Date.
(c)    Deferred Retirement.
(i)    Time of Payment or Distribution. In accordance with Section 4(b)(iii), payment of the Retirement Benefit of a Participant who continues as an Employee after his or her Normal Retirement Date shall be suspended until the earlier of the Participant’s termination of employment or Required Beginning Date, except as otherwise provided in Section 10(j).
(ii)    Notification of Suspension of Benefits. The Plan shall notify any Participant who continues as an Employee after his or her Normal Retirement Date by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments, that payment of his or her Retirement Benefit is suspended. Such notification shall contain a description of the specific reasons why payment of the Retirement Benefit has been suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of Title 29 of the Code of Federal Regulations. In addition, the notice shall inform the Participant of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan Administrator pursuant to Section 503 of ERISA and applicable regulations.
(iii)    Deferred Retirement Benefits. Upon termination of his or her employment with the Affiliated Group, a Participant who continues as an Employee after his or her Normal Retirement Date shall be entitled to an annual Deferred Retirement Benefit equal to the sum of the Participant’s Traditional Benefit and the Participant’s Stable Value Benefit, determined as follows:
(A)    Traditional Benefit. The Participant’s Traditional Benefit shall equal his or her Traditional Benefit determined as provided in Section 3(a)(i), above, taking into account his or her Years of Credited Service (not in excess of thirty (30)), Highest Average Pay rate, Offset Amount and Annuity Value, as of the earlier of October 31, 2009 or the date employment with the Affiliated Group terminates, except as otherwise provided in Section 3(c)(iv), below.
(B)    Stable Value Benefit. The Participant’s Stable Value Benefit shall be the amount determined in Section 3(a)(ii), above, as of the date employment with the Affiliated Group terminates, except as otherwise provided in Section 3(c)(iv), below.
(iv)    Notwithstanding the foregoing, in determining a participant’s Deferred Retirement Benefit, for any period described in subsections 3(c)(iv)(B)(I – III) below:
(A)    The Traditional Benefit accruals for any year or partial year during any such period completed on or before October 31, 2009, and the Stable Value Benefit accruals beginning on or after November 1, 2009 shall be the greater of (I) the Traditional Benefit the Participant would have accrued during such year or partial year as provided in Section 3(c)(iii) above, plus the Stable Value benefit the Participant would have accrued during such year or partial year as provided in Section 3(c)(iii) above, or (II) the actuarial increase on the benefit based on his or her Traditional Benefit plus Stable

Value Benefit determined as of the last day of the preceding year or partial year to the current period.
The conversion of such amounts described in (A) above are based on an Actuarially Equivalent retirement income under Appendix A using the interest and mortality assumptions that apply as of the date for which the actuarial adjustment is determined in the calculation.
(B)    The periods to which this “greater of” provision applies are any periods:
(I)    After the Participant has attained Normal Retirement Age, during which the Participant is an Employee but for which notification in accordance with Section 3(c)(ii) above was not provided to the Participant;
(II)    After the Participant has attained Normal Retirement Age, during which the Participant is an Employee but has completed fewer than 40 Hours of Service with the Company or any Subsidiary; or
(III)    Beginning with the April 1 following the calendar year in which the Participant attains age 70½, during which payment of the Participant’s Retirement Benefit is suspended as provided in Section 3(c)(i).
(C)    If the Traditional Benefit amount determined pursuant to Section 3(a)(i) is zero or negative, the Participant’s Traditional Benefit for purposes of determining his or her Termination Benefit under Section 3(c)(iii)(A) shall be deemed to be zero.
(d)    Limitations.
(i)    Frozen Traditional Benefit. Notwithstanding any provision of the Plan to the contrary, a Participant’s Traditional Benefit shall be “frozen” as of October 31, 2009 and determined using the Participant’s Years of Credited Service, Highest Average Pay Rate, Offset Amount, and Annuity Value as of such date.
(ii)    Service Limitation. For purposes of calculating a Participant’s Retirement Benefit as described in this Section 3, a Participant’s Years of Credited Service, as defined in Section 16(nnn) shall not exceed thirty (30), pursuant to the provisions of Section 16(nnn)(iv).
(iii)    Limits on Amounts of Retirement Benefits. Notwithstanding any other provision of the Plan to the contrary, the annual Retirement Benefit paid to any Participant (or the value thereof, if the Participant elects to receive his or her Retirement Benefit in the form of a single lump sum distribution in cash), shall not exceed the applicable limitations described in Section 9.

SECTION 4.	FORM AND TIME OF DISTRIBUTION OF RETIREMENT BENEFITS.
(a)    Forms Available. In accordance with and subject to the rules described in Sections 4(b) through (d) below, a Participant may elect to have his or her Retirement Benefit paid in any of the following forms:
(i)    An Individual Life Annuity, which provides a monthly benefit to the Participant for life equal to 1/12 of his or her annual Retirement Benefit;

(ii)    A Joint and 50% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 50% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life;
(iii)    A Joint and 75% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 75% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life;
(iv)    A Joint and 100% Survivor Annuity, which provides a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 100% of the monthly benefit paid to the Participant continued to his or her joint annuitant (if then living) for the joint annuitant’s life; or
(v)    A single lump sum distribution in cash equal to the present value of the Participant’s Retirement Benefit.
The amount of Retirement Benefit payable in the forms described in Section 4(a)(ii) through (v) above shall be Actuarially Equivalent to the Individual Life Annuity described in Section 4(a)(i).
(b)    Retirement Upon or After Normal Retirement Date. The following rules shall apply to a Participant who retires under Section 3(a) (Normal Retirement) or Section 3(c) (Deferred Retirement):
(i)    Form of Payment. The Retirement Benefit of a Participant described in this Section 4(b) shall be paid in the form of an annuity unless he or she has properly elected to h ave such Retirement Benefit distributed in the form of a single lump sum distribution in cash.
(ii)    Election of Form of Payment. By taking the appropriate actions prescribed by the Company within the 180-day period ending on the Annuity Starting Date, a Participant described in this Section 4(b) may elect to have his or her Retirement Benefit paid in any one of the forms of annuity described in Section 4(a)(i) through (iv) above or in the form of a single lump sum distribution in cash as described in Section 4(a)(v). Any election by a married Participant to have a Retirement Benefit paid in a form other than an annuity described in Section 4(a)(ii) through (iv) with his or her Spouse as the joint annuitant shall be effective only if the Participant’s Spouse consents in writing to the election within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event that the Participant changes his or her election. Subject to the foregoing, a Participant who has made an election pursuant to this Section 4(b)(ii) may change or revoke such election at any time up to the Annuity Starting Date.
(iii)    Time of Payment or Distribution. Payment of the Retirement Benefit of a Participant described in this Section 4(b) in the form of an annuity shall commence effective as of the first day of a month designated by the Participant which follows both the Participant’s Normal or Deferred Retirement Date, as appropriate, and the receipt by the Company or the organization designated by the Company of the Participant’s election including the prescribed consent by a Spouse described in Section 4(b)(ii). Distribution of the Retirement Benefit of a Participant described in this Section 4(b) in the form of a single lump sum distribution in cash shall be made in accordance with the rules described in Section 4(d) below.
Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Retirement Benefit shall be made or commence not later than his or her Required Beginning Date and all distributions from the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.
If a Participant accrues an additional Retirement Benefit after distribution is made or commences pursuant to this paragraph, the Retirement Benefit that accrues during any Plan Year following the last Plan Year to which the original distribution relates shall be paid as soon as practicable in the following calendar year in the same form in which the original distribution was paid, unless the Participant and his or her Spouse, if any, properly consent to the distribution of such additional Retirement Benefit in the form of a single lump sum distribution in cash.
(c)    Early Retirement. The following rules shall apply to a Participant who retires under Section 3(b) (Early Retirement):
(i)    Form of Payment. The Early Retirement Benefit of a Participant described in this Section 4(c) shall be paid in the form of an annuity unless he or she has properly elected to have such Early Retirement Benefit distributed in the form of a single lump sum distribution in cash.
(ii)    Election of Form of Payment. By taking the appropriate actions prescribed by the Plan Administrator within the 180-day period ending on the Annuity Starting Date, a Participant described in this Section 4(c) may elect to have his or her Early Retirement Benefit paid in any one of the forms of annuity described in Section 4(a)(i) through (iv) or in the form of a single lump sum distribution in cash as described in Section 4(a)(v). Any election by a married Participant to have a Retirement Benefit paid in a form other than an annuity described in Section 4(a)(ii) through (iv) with his or her Spouse as the joint annuitant shall be effective only if the Participant’s Spouse consents in writing to the election within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event that the Participant changes his or her election. Subject to the foregoing, a Participant who has made an election pursuant to this Section 4(c)(ii) may change or revoke such election at any time up to the Annuity Starting Date.
(iii)    Time of Payment or Distribution. Payment of the Early Retirement Benefit of a Participant described in this Section 4(c) in the form of an annuity shall commence effective as of the first day of a month designated by the Participant which follows both the termination of his or her employment by the Affiliated Group and the receipt by the Plan Administrator or the organization designated by the Plan Administrator of the Participant’s election including the prescribed consent by a Spouse described in Section 4(c)(ii). Distribution of the Early Retirement Benefit of a Participant described in this Section 4(c) in the form of a single lump sum distribution in cash shall be made in accordance with the rules described in Section 4(d) below.
Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Retirement Benefit shall be made or commence not later than his or her Required Beginning Date and all distributions from the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.

(d)    Time of Distribution of Lump Sum Payments. If a Participant has properly elected to receive his or her Retirement Benefit in the form of a single lump sum distribution in cash (pursuant to Section 4(b)(ii) or 4(c)(ii)), the Participant’s Retirement Benefit will be distributed as of a month designated by the Participant and as soon as practicable following both the termination of his or her employment by the Affiliated Group and the receipt by the Plan Administrator or the organization designated by the Plan Administrator of the Participant’s election including the prescribed consent by a Spouse described in Section 4(b)(ii) or 4(c)(ii), as appropriate, but in no event later than his or her Required Beginning Date. The Actuarially Equivalent present value of the Participant’s Retirement Benefit payable as a lump sum shall be calculated at the time of payment.
(e)    Effect of Failure To Elect a Form of Retirement Benefit. If a Participant’s Retirement Benefit is to be paid in the form of an annuity (pursuant to Section 4(b)(i) or 4(c)(i)) and the Participant has not elected the form of annuity in which his or her Retirement Benefit is to be paid by the Annuity Starting Date or if, in the case of a married Participant, the Participant’s Spouse has not consented to the Participant’s election of an Individual Life Annuity, or single lump sum distribution in cash, or the designation of an individual other than the Spouse as the Participant’s joint annuitant, the following rules shall apply:
(i)    Married Participants. If the Participant is married on the Annuity Starting Date, the Participant’s Retirement Benefit shall be paid in the form of a Joint and 50% Survivor Annuity, providing a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 50% of the monthly benefit paid to the Participant continued to his or her Spouse (if then living) for such Spouse’s life.

(ii)    Single Participants. If the Participant is not married on the Annuity Starting Date, the Participant’s Retirement Benefit shall be paid in the form of an Individual Life Annuity, providing a monthly benefit to the Participant for his or her life.
(f)    Joint Annuitants. A Participant may designate any individual permitted by ERISA as his or her joint annuitant; provided, however, that a married Participant may designate an individual other than his or her Spouse as joint annuitant only if the Spouse consents in writing to such designation within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of such designation and shall be witnessed by a notary public. In the event that the Participant changes his or her designation of a joint annuitant, the Spouse’s consent shall again be required unless the original consent waived the right to consent to a changed designation. Any designation of a joint annuitant shall be made in the manner prescribed by the Plan Administrator and shall be filed with the Plan Administrator or the organization designated by the Plan Administrator. A Participant may not change a previous designation of a joint annuitant after the Annuity Starting Date.
(g)    Effect of Death of Joint Annuitant on Election of Form of Retirement Benefit.
(i)    Death Before Annuity Starting Date. If a Participant’s Retirement Benefit is to be paid in the form of a Joint and Survivor Annuity and his or her Spouse or other joint annuitant dies before the Annuity Starting Date, the Participant shall be deemed to have elected to receive his or her Retirement Benefit in the form of an Individual Life Annuity. In such a case, the Participant may elect another form of Retirement Benefit and/or designate a new joint annuitant within the appropriate election period and subject to the applicable rules described in this Section 4.

(ii)    Death After Annuity Starting Date. If a Participant’s Spouse or other joint annuitant dies on or after the Annuity Starting Date, the Participant may not change the form in which such Benefit is to be paid.
(h)    Limit on Forms of Retirement Benefits. Notwithstanding any other provision of the Plan to the contrary, if a Participant designates someone other than his or her Spouse as joint annuitant, the present value of any Retirement Benefit payable to the Participant on the Annuity Starting Date shall be more than 50% of the present value on such date of the total amount payable under the Plan with respect to the Participant.
(i)    Required Consent and Commencement of Benefit Distributions. If a Participant is eligible for a distribution of his or her Retirement Benefit but such benefit may not otherwise be distributed without his or her consent pursuant to Section 10(j), distribution of the Participant’s Retirement Benefit shall be made or commenced upon receipt of the Participant’s consent in writing to the distribution. Notwithstanding the foregoing, distribution of a Participant’s Retirement Benefit shall be made or commence no later than:
(i)    Sixty (60) days after the end of the Plan Year in which the Participant attains Normal Retirement Age or terminates employment, whichever is later; and
(ii)    Such later date as the Participant may elect in writing, but not later than the Participant’s Required Beginning Date.

SECTION 5.	TERMINATION BEFORE RETIREMENT.
(a)    Amount of Termination Benefit For Participants With Fifteen or More Years of Service Who Have Not Yet Attained Age 55. Each Participant who terminates with fifteen (15) or more Years of Service but prior to attaining age 55 shall be entitled to an annual Termination Benefit equal to the sum of the Participant’s Traditional Termination Benefit as of October 31, 2009, and

the Participant’s Stable Value Termination Benefit determined for periods from and after November 1, 2009, as follows:
(i)    Traditional Termination Benefit.
(A)    An amount equal to 1.5% of the Participant’s Highest Average Pay Rate shall be multiplied by the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30));
(B)    The amount determined in Section 5(a)(i)(A) above shall be reduced by the Participant’s Offset Amount;
(C)    If the Participant properly elects to have his or her Termination Benefit commence prior to his or her Normal Retirement Date, then Section 5(a)(i)(B) above shall not apply, and the amount determined in Section 5(a)(i)(A) above shall be reduced (I) by 1/180 for each of the first 60 complete calendar months, and by 1/360 for each of the next 60 complete calendar months by which the Annuity Starting Date precedes his or her Normal Retirement Date, and (II) by the Participant’s Early Retirement Offset Amount;
(D)    The amount determined under Section 5(a)(i)(B) or (C) above, as appropriate, shall be reduced by the Annuity Value of the amount, if any, to which the Participant is (or would be) entitled under the Deferred Profit-Sharing Plan, determined as of the later of the last day of the month in which the Participant attains age 55 or the date as of which benefits are scheduled to commence pursuant to Section 8; provided, however, such reduction shall not exceed the amount determined in Section 5(a)(i)(B) or

(C) above, as appropriate, multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service determined as of October 31, 1993 under the provisions of the Hewlett-Packard RP (not in excess of thirty (30)), and the denominator of which is the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30)); and
(E)    If the Termination Benefit commences more than 120 months prior to the Participant’s Normal Retirement Date, the amount determined under the foregoing provisions of this Section 5(a)(i) shall be further reduced to an amount that is Actuarially Equivalent to the Termination Benefit that would have been payable 120 months prior to the Participant’s Normal Retirement Date.
(ii)    Stable Value Termination Benefit. An amount equal to the single life annuity as of the Participant’s Annuity Starting Date which is Actuarially Equivalent to the Single Sum Value reduced by 5% compounded annually for each year or part thereof by which the Participant’s Annuity Starting Date precedes the Normal Retirement Date; provided, however, in no event will such single life annuity be less than the Actuarial Equivalent of the portion of the Normal Retirement Benefit determined under Section 3(a)(ii) payable at his or her Normal Retirement Date.
(b)    Amount of Termination Benefit For Participants With Less Than Fifteen Years of Service. Each Participant who terminates with less than fifteen (15) Years of Service shall be entitled to an annual Termination Benefit equal to the sum of the Participant’s Traditional Termination Benefit as of October 31, 2009, and the Participant’s Stable Value Termination Benefit determined for periods from and after November 1, 2009, as follows:

(i)    Traditional Termination Benefit.
(A)    An amount equal to 1.5% of the Participant’s Highest Average Pay Rate multiplied by the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30));
(B)    The amount determined in Section 5(b)(i)(A) above shall be reduced by the Participant’s Offset Amount;
(C)    The amount determined under Section 5(b)(i)(B) above shall be reduced by the Annuity Value of the amount, if any, to which the Participant is (or would be) entitled under the Deferred Profit-Sharing Plan, determined at the Normal Retirement Date pursuant to Section 8; provided, however, such reduction shall not exceed the amount determined in Section 5(b)(i)(B) multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service determined as of October 31, 1993 under the provisions of the Hewlett-Packard RP (not in excess of thirty (30)), and the denominator of which is the Participant’s Years of Credited Service as of October 31, 2009 (not in excess of thirty (30));
(D)    If the Participant properly elects to have his or her Termination Benefit commence prior to his or her Normal Retirement Date, then Section 5(b)(i)(B) above shall not apply, and the amount determined in Section 5(b)(i)(A) and the Annuity Value determined under Section 5(b)(i)(C) above shall be reduced (I) by 1/180 for each of the first 60 complete calendar months, and by 1/360 for each of the next 60 complete calendar months by which the

Annuity Starting Date precedes his or her Normal Retirement Date, and (II) by the Participant’s Early Retirement Offset Amount; and
(E)    If the Termination Benefit commences more than 120 months prior to the Participant’s Normal Retirement Date, the amount determined under the foregoing provisions of this Section 5(b) shall be further reduced to an amount that is Actuarially Equivalent to the Termination Benefit that would have been payable 120 months prior to the Participant’s Normal Retirement Date.
(ii)    Stable Value Termination Benefit. An amount equal to the single life annuity as of the Participant’s Annuity Starting Date which is Actuarially Equivalent to the Single Sum Value reduced by 5% compounded annually for each year or part thereof by which the Participant’s Annuity Starting Date precedes the Normal Retirement Date; provided, however, in no event will such single life annuity be less than the Actuarial Equivalent of the portion of the Normal Retirement Benefit determined under Section 3(a)(ii) payable at his or her Normal Retirement Date.
(c)    Limit on Traditional Benefit Reduction. The amount determined under Section 5(a) or (b) shall be the Participant’s annual Termination Benefit. If the amount determined pursuant to Section 5(a)(i) or 5(b)(i) is zero or negative, the Participant’s Traditional Termination Benefit for purposes of determining his or her Termination Benefit under Section 5 shall be deemed to be zero.
(d)    Limit on Amount of Termination Benefits.
(i)    Frozen Traditional Benefit. Notwithstanding any provision of the Plan to the contrary, a Participant’s Traditional Termination Benefit shall be “frozen” as of October 31

, 2009 and determined using the Participant’s Years of Credited Service, Highest Average Pay Rate, Offset Amount, and Annuity Value as of such date.
(ii)    Service Limitation. For purposes of calculating a Participant’s Termination Benefit as described in this Section 5, a Participant’s Years of Credited Service, as defined in Section 16(nnn), shall not exceed thirty (30), pursuant to the provisions of Section 16(nnn)(iv).
(iii)    Limits on Amounts of Retirement Benefits. Notwithstanding any other provision of the Plan to the contrary, the annual Termination Benefit paid to any Participant (or the value thereof, if the Participant elects to receive his or her Termination Benefit in the form of a single lump sum distribution in cash), shall not exceed the applicable limitations described in Section 9.

SECTION 6.	FORM AND TIME OF DISTRIBUTION OF TERMINATION BENEFITS.
(a)    Forms Available. In accordance with and subject to the rules described in Sections 6(b) and (c) below, a Participant may elect to have his or her Termination Benefit paid in any of the forms described in Section 4(a).
(b)    Form and Time of Payment. The following rules shall apply to a Participant who is eligible for a Termination Benefit under Section 5:
(i)    Form of Payment. The Termination Benefit of a Participant described in this Section 6(b) shall be paid in the form of an annuity unless he or she has properly elected to have his or her Termination Benefit distributed in the form of a single lump sum distribution in cash.

(ii)    Election of Form of Payment. By taking the appropriate actions prescribed by the Plan Administrator within the 180-day period ending on the Annuity Starting Date, a Participant described in this Section 6(b) may elect to have his or her Termination Benefit paid in any one of the forms of annuity described in Section 4(a)(i) through (iv) above or in the form of a single lump sum distribution in cash as described in Section 4(a)(v). Any election by a married Participant to have a Termination Benefit paid in a form other than an annuity described in Section 4(a)(ii) through (iv) with his or her Spouse as the joint annuitant shall be effective only if the Participant’s Spouse consents in writing to the election within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of the election and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event that the Participant changes his or her election. Subject to the foregoing, a Participant who has made an election pursuant to this Section 6(b)(ii) may change or revoke such election at any time up to the Annuity Starting Date.
(iii)    Time of Payment or Distribution. Payment of a Participant’s Termination Benefit in the form of an annuity shall commence effective as of the first day of a month designated by the Participant which follows both the termination of his or her employment by the Affiliated Group and the receipt by the Plan Administrator or the organization designated by the Plan Administrator of the Participant’s election including the prescribed consent by a Spouse described in Section 6(b)(ii). Distribution of a Participant’s Termination Benefit in the form of a single lump sum distribution in cash shall be made in accordance with the rules described in Section 6(c) below.
Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Plan Benefit shall be made not later than his or her Required Beginning Date and all distributions will be made in accordance with the requirements of Section 401(a)(9) of the Code as may be amended from time to time (including, but not limited to the incidental death benefit requirement of Section 401(a)(9)(G)) and Treasury Regulations sections 1.401(a)(9)-2 through 1.401(a)(9)-9, as may be amended from time to time.
(iv)    Time of Distribution of Lump Sum Payments. If a Participant has properly elected to receive his or her Termination Benefit in the form of a single lump sum distribution in cash (pursuant to Section 6(b)(ii)), the Participant’s Termination Benefit will be distributed as of a month designated by the Participant and as soon as practicable following both the termination of his or her employment by the Affiliated Group and the receipt by the Plan Administrator or the organization designated by the Plan Administrator of the Participant’s election including the prescribed consent by a Spouse described in Section 6(b)(ii) but in no event later than his or her Required Beginning Date. The Actuarially Equivalent present value of the Participant’s Termination Benefit payable as a lump sum shall be calculated at the time of payment.
(c)    Effect of Failure To Elect a Form of Termination Benefit. If a Participant’s Termination Benefit is to be paid in the form of an annuity (pursuant to Section 6(b)(i)) and the Participant has not elected the form of an annuity in which his or her Termination Benefit is to be paid by the Annuity Starting Date or if, in the case of a married Participant, the Participant’s Spouse has not consented to the Participant’s election of an Individual Life Annuity, or single lump sum distribution in cash, or the designation of an individual other than the Spouse as the Participant’s joint annuitant, the following rules shall apply:
(i)    Married Participants. If the Participant is married on the Annuity Starting Date, the Participant’s Termination Benefit shall be paid in the form of a Joint and 50% S urvivor Annuity, providing a monthly benefit to the Participant for life and, upon his or her death, a monthly benefit equal to 50% of the monthly benefit paid to the Participant continued to his or her Spouse (if then living) for such Spouse’s life.
(ii)    Single Participants. If the Participant is not married on the Annuity Starting Date, the Participant’s Termination Benefit shall be paid in the form of an Individual Life Annuity, providing a monthly benefit to the Participant for his or her life.
(d)    Joint Annuitants. A Participant may designate any individual permitted by ERISA as his or her joint annuitant; provided, however, that a married Participant may designate an individual other than his or her Spouse as joint annuitant only if the Spouse consents in writing to such designation within the 180-day period ending on the Annuity Starting Date. Such consent shall acknowledge the effect of such designation and shall be witnessed by a notary public. In the event that the Participant changes his or her designation of a joint annuitant, the Spouse’s consent shall again be required unless the original consent waived the right to consent to a changed designation. Any designation of a joint annuitant shall be made in the manner prescribed by the Plan Administrator and shall be filed with the Plan Administrator or the organization designated by the Plan Administrator. A Participant may not change a previous designation of a joint annuitant after the Annuity Starting Date.
(e)    Effect of Death of Joint Annuitant on Election of Form of Termination Benefit.
(i)    Death Before Annuity Starting Date. If a Participant’s Termination Benefit is to be paid in the form of a Joint and Survivor Annuity and his or her Spouse or other joint annuitant dies before the Annuity Starting Date, the Participant shall be deemed to have elected to receive his or her Termination Benefit in the form of an Individual Life Annuity. In such a case, the Participant may elect another form of Termination Benefit and/or designate a new joint annuitant within the appropriate election period and subject to the applicable rules described in this Section 6.
(ii)    Death After Annuity Starting Date. If a Participant’s Spouse or other joint annuitant dies on or after the Annuity Starting Date, the Participant may not change the form in which such Benefit is to be paid.
(f)    Limit on Forms of Termination Benefits. Notwithstanding any other provision of the Plan to the contrary, if a Participant designates someone other than his or her Spouse as joint annuitant, the present value of any Termination Benefit payable to the Participant on the Annuity Starting Date shall be more than 50% of the present value on such date of the total amount payable under the Plan with respect to the Participant.
(g)    Required Consent. Notwithstanding any other provision of the Plan to the contrary, if a Participant is eligible for distribution of his or her Termination Benefit but such Benefit may not otherwise be distributed without his or her consent pursuant to Section 10(j), the Participant’s Termination Benefit shall be deferred until the earlier of the receipt of the Participant’s consent in writing to the distribution or the Participant’s Required Beginning Date. A Participant’s failure to file a claim for benefits pursuant to Section 13(a)(i) shall be deemed an election to defer the distribution of his or her Termination Benefit until the earlier of the date such an election is filed or the Participant’s Required Beginning Date.

SECTION 7.	SURVIVOR BENEFIT.
(a)    Benefits Upon Death of Participant. If a Participant dies before his or her Annuity Starting Date, his or her Beneficiary shall be entitled to a Survivor Benefit, determined under Section 7(b).

(b)    Amount of Survivor Benefit. The Survivor Benefit payable to an eligible Beneficiary shall be equal to the sum of the Participant’s Traditional Survivor Benefit as of October 31, 2009, and the Participant’s Stable Value Survivor Benefit determined for periods from and after November 1, 2009, as follows:
(i)    Traditional Survivor Benefit shall be equal to 50% of the lump sum Actuarially Equivalent value of the Traditional Benefit or Traditional Termination Benefit that the Participant would have received if the Participant had terminated employment on the day preceding his or her death; provided, however, that if a Participant and his or her Spouse have been married throughout the 12-month period ending on the date of the Participant’s death, the Traditional Survivor Benefit (whether or not the Spouse is the Participant’s Beneficiary) shall be no less than the lump sum Actuarially Equivalent value of the monthly benefit which the Spouse would have received if the Participant had commenced receiving his or her Traditional Benefit or Traditional Termination Benefits in the form of a Joint and 50% Survivor Annuity (with his or her Spouse as joint annuitant) as of the day before he or she died.
(ii)    Stable Value Survivor Benefit shall be equal to 100% of the lump sum Actuarially Equivalent value of the Stable Value Benefit or Stable Value Termination Benefit that the Participant would have received if the Participant had terminated employment on the day preceding his or her death.
(c)    Beneficiary. A Participant’s Beneficiary shall be the person(s) designated by such Participant to receive the Survivor Benefit (i) under this Section 7(c), or (ii) under the Agilent RP (or, if none, Hewlett-Packard RP) until an initial Beneficiary designation is made under the Plan. If the Participant has not made an effective designation of a Beneficiary or if the named Beneficiary is not living when a distribution is to be made, then (i) the then living Spouse of the deceased Participant shall be the Beneficiary; or (ii) if none, the then living children of the deceased Participant shall be the Beneficiaries in equal shares; or (iii) if the Participant has neither a Spouse nor children living at the time of such payment, his or her then living parents shall be his or her Beneficiaries, in equal shares; or (iv) if none of the individuals described in (i)-(iii) are living at the time of payment, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in the manner prescribed by the Plan Administrator and is received by the organization designated by the Plan Administrator prior to the Participant’s death. In the case of a married Participant, any designation of a person other than his or her Spouse as Beneficiary shall be effective only if the Spouse consents in writing to the designation during the period beginning after the date the Participant has been given the description of the Survivor Benefit and no earlier than the earlier of (A) the date the Participant is no longer an Employee or (B) the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant’s death. Notwithstanding the preceding sentence, a Participant may, after the date the Participant has been given the description of the Survivor Benefit and prior to the time described in the preceding sentence, make a special qualified election to designate, with his or her Spouse’s consent, a person other than his or her Spouse as Beneficiary. If a Participant makes a proper election after the date the Participant has been given the description of the Survivor Benefit, but prior to the earlier of (A) the date the Participant is no longer an Employee or (B) the first day of the Plan Year in which the Participant attains age 35, the election shall be invalid on the first day of the Plan Year in which the Participant attains age 35. The Spouse’s consent shall acknowledge the effect of the designation and shall be witnessed by a notary public. The Spouse may revoke such consent only in the event the Participant changes his or her Beneficiary designation. The Spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator or the organization designated by the Plan Administrator that the Spouse’s consent cannot be obtained because the Spouse cannot be located or because of other reasons deemed acceptable under applicable regulations.
(d)    Form and Time of Commencement of Benefits to Beneficiaries. If the Beneficiary is the Participant’s surviving Spouse (to whom the Participant has been married throughout the 12-month period ending on the date of the Participant’s death), the Survivor Benefit described in Section 7(b) shall be distributed in the form of an Actuarially Equivalent single life annuity commencing on the later of the date of the Participant’s death or the date the Participant would have attained the Normal Retirement Age, unless such surviving Spouse has elected to have his or her Survivor Benefit distributed in the form of a single lump sum distribution in cash commencing on such date. At any time prior to the date that the surviving Spouse’s Survivor Benefit is to be distributed pursuant to the preceding sentence, the surviving Spouse may elect, in the manner prescribed by the Plan Administrator, to have his or her Survivor Benefit distributed in the form of a single lump sum distribution in cash and/or to have his or her Survivor Benefit distributed at a specified time earlier than that provided in the immediately preceding sentence. If the Participant’s Beneficiary is not his or her surviving Spouse (to whom the Participant has been married throughout the 12-month period ending on the date of the Participant’s death), the Plan benefit shall be distributed in the form of a single lump sum distribution in cash not later than 12 months after the date of the Participant’s death.
(e)    Death of Beneficiary Before Distribution (or Commencement of Distribution). If a Beneficiary who is entitled to a Survivor Benefit under Section 7(a) dies before such Survivor

Benefit has been distributed (or before the date as of which distribution thereof is to commence), such Survivor Benefit shall be distributed in the form of a single lump sum distribution in cash to the Beneficiary’s spouse, if then living, or if not, to his or her then living children, in equal shares, or if none, to his or her then living parents, in equal shares, or if none, to his or her estate, as soon as practicable following the Beneficiary’s death, but in no event later than five years after the Participant’s death.
(f)    Previous Election Irrelevant. A Survivor Benefit payable under Section 7(a) above shall be paid without regard to any election by the Participant to receive his or her Retirement or Termination Benefit in any available form, other than a proper election to receive a single lump sum distribution in cash.
(g)    Qualified Domestic Relations Order. Entitlement of a Beneficiary to benefits pursuant to this Section 7 shall be subject to the requirements of any “qualified domestic relations order” (as defined in section 414(p) of the Code).

SECTION 8.	ANNUITY VALUE OF BENEFIT UNDER DEFERRED PROFIT-SHARING PLAN.
(a)    On the date set forth in Sections 3(a)(iii), 3(b)(iv), 3(c), 5(a)(iv) and 5(b)(iii), as applicable, the Annuity Value of the amount, if any, to which a Participant is (or would be) entitled under the Deferred Profit-Sharing Plan shall be determined as follows:
(i)    There shall first be determined an amount equal to the value of the Participant’s “Participant Account,” if any, under the Deferred Profit-Sharing Plan as of the Participant’s “Valuation Date” (as such terms are defined in the Deferred Profit-Sharing Plan);

(ii)    If the Participant (or an “alternate payee,” as defined in section 414(p) of the Code) had received a distribution under the Deferred Profit-Sharing Plan (or, with respect to a Former Agilent Employee, a distribution from the Agilent Technologies, Inc. Deferred Profit-Sharing Plan (the “Agilent DPSP”), or with respect to a Former HP Employee, a distribution from the Hewlett-Packard Company Deferred Profit-Sharing Plan (the “HP DPSP”)) prior to the date the Participant’s employment by the Affiliated Group terminates, and Years of Credited Service are not disregarded hereunder with respect to the period of time during which such distribution accrued under the Deferred Profit-Sharing Plan, the Agilent DPSP or the HP DPSP, the amount of such prior distribution plus an amount equal to interest at the compound annual rate of 8% from the date of such prior distribution to the Participant’s “Valuation Date” (as defined in the Deferred Profit-Sharing Plan) shall be added to the amount determined pursuant to Section 8(a)(i) above;
(iii)    Interest at a compound annual rate of 8% for the period from the Participant’s “Valuation Date” (as defined in the Deferred Profit-Sharing Plan) to the date the Annuity Value is determined shall be added to the amount determined pursuant to Section 8(a)(ii) above (or 8(a)(i) if 8(a)(ii) is inapplicable); and
(iv)    The amount determined pursuant to Section 8(a)(iii) above shall be converted to an Actuarially Equivalent annual annuity (for the life of the Participant).
(v)    For purposes of Sections 8(a)(ii), (iii) and (iv), the interest rate shall not exceed the highest Standard Interest Rate.
(b)    Notwithstanding any provision of the Plan to the contrary, if a Participant’s or Beneficiary’s “Plan Benefit” under the Deferred Profit-Sharing Plan (as defined in the Deferred Profit-Sharing Plan) is transferred to this Plan to be paid in the form of an annuity, the amount of his or her Plan Benefit shall be converted to an annual annuity (in the form selected by the Participant or Beneficiary under the Deferred Profit Sharing Plan) on the basis of the tables and factors described in Appendix A.

SECTION 9.	LIMITATIONS ON BENEFITS.
(a)    General Limitation. Notwithstanding any other provisions of the Plan to the contrary, a Participant’s annual benefit hereunder, and under all other qualified defined benefit plans maintained by the Company or a Subsidiary (other than a benefit attributable to employee contributions), shall not exceed the applicable limitation set forth in section 415 of the Code at any time during any Limitation Year. For purposes of this Section 9, “Limitation Year” means the calendar year.
(b)    Compensation. For purposes of this Section 9, a Participant’s “Compensation” means the compensation of the Participant from the Company and each Subsidiary for the Limitation Year, determined in accordance with Treas. Reg. section 1.415-2(d)(11)(i) including elective deferrals (within the meaning of section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company or a Subsidiary at the election of the Participant and which is not includible in the gross income of the Participant by reason of sections 125, 132(f)(4) or 457 of the Code.
In accordance with Code Section 414(u)(12)(A)(ii) of the Code, and any Treasury Regulations and other guidance promulgated thereunder, for the purposes of this Section 9, a Participant’s “Compensation” also includes differential pay that 1) is made by a member of the Affiliated Group to an Employee with respect to any period during which the Employee is performing service in the uniformed services while on active duty for a period of more than 30 days and 2)

represents all or a portion of the wages the Employee would have received from a member of the Affiliated Group if the Employee had remained actively employed.
(c)    Additional Limitation for Certain Participants. The annual payments to a Restricted Participant under the Plan shall not exceed the Retirement or Termination Benefit that is payable to the Participant in the form of an Individual Life Annuity. The foregoing sentence shall not apply if either of the following two conditions is met:
(i)    After payment of all Retirement or Termination Benefits to the Restricted Participant, the value of the Plan’s assets equals or exceeds 110% of the value of the Plan’s current liabilities (as defined in section 412(l)(7) of the Code); or
(ii)    The value of the Restricted Participant’s Retirement or Termination Benefit is less than one percent of the value of such current liabilities.
As used herein, “Restricted Participant” means a Participant who is one of the 25 highly compensated employees within the meaning of section 414(q) of the Code (or former employees treated as highly compensated employees under section 414(q)(6) of the Code) with the highest Compensation for the particular Plan Year or any prior Plan Year.

SECTION 10.	GENERAL PROVISIONS.
(a)    Information About Benefits.
(i)    Each Participant shall be given a general explanation of the Plan and, not more than once in any 12-month period, upon written request addressed to the Plan Administrator or the organization designated by the Plan Administrator, shall be furnished with reasonable information regarding such Participant’s rights under the Plan and all information required by law.

(ii)    At the times described below, the Plan Administrator or the organization designated by the Plan Administrator shall provide the Participant with a description of the Individual Life Annuity, the Survivor Benefit, the Joint and Survivor Annuities and any other optional forms of benefit which are available under the Plan. Such description shall include an explanation of the elections which are required or available in connection with Plan benefits, the Participant’s right to a period of at least 30 days after receipt of the description to make such elections, the financial effect on the Participant’s Plan benefit of making or failing to make such elections, the rights of the Participant’s Spouse and the right to revoke an election. The description of the Individual Life Annuity, the Joint and Survivor Annuities and any other optional forms of benefit shall be provided no more than 180 days prior to the Annuity Starting Date. A Participant may, with his or her Spouse’s consent, waive the 30-day period described above, but in no event may his or her Annuity Starting Date be a date earlier than the expiration of the seven-day period that begins after the description is provided to the Participant.
The description of the Survivor Benefit shall be provided no later than within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) the period beginning one year prior to and ending one year following the date the individual becomes a Participant; or (iii) the period beginning one year prior to and ending one year following the date the Survivor Benefit is no longer provided at no charge to the Participant. Notwithstanding the immediately preceding sentence, in the case of a Participant that ceases to be an Employee before attaining age 35, the description of the Survivor Benefit shall be provided no later than within the period beginning one year prior to and ending one year following the date the Participant ceases to be an Employee. If such an individual is reemployed, the description of the Survivor Benefit also shall be provided within the period described above.
(b)    No Assignment of Rights. The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void, except that the following shall not constitute a violation of this Section 10(b):
(i)    A payment pursuant to a domestic relations order, if such order (i) is determined to be a “qualified domestic relations order” (“QDRO”) (as defined in section 414(p) of the Code) under this Plan by the Plan Administrator or the organization designated by the Plan Administrator, (ii) was determined to be a QDRO by Agilent under the Agilent RP with respect to a Participant or (iii) was determined to be a QDRO by Hewlett-Packard under the Hewlett-Packard RP with respect to a Participant.
(ii)    A reduction in a Participant’s Accrued Benefit by an amount the Participant is ordered or required to pay the Plan, and where such order or requirement:
(A)    Arises under a judgment of conviction for a crime involving the Plan or a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA or under a settlement with the Department of Labor asserting a violation of part 4 of subtitle B of title I of ERISA;

(B)    The judgment, order, decree or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Accrued Benefit; and
(C)    In the case in which the survivor annuity requirements of section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Participant has a Spouse at the time at which the offset is to be made: (1) either the Participant shall be required to obtain his or her Spouse’s consent to such offset or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of section 417(a) of the Code; (2) such Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation (or alleged violation) of part 4 of such subtitle; or (3) in such judgment, order, decree, or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to section 401(a)(11)(A)(i) of the Code and under a qualified pre-retirement survivor annuity provided pursuant to section 401(a)(11)(A)(ii) of the Code, determined in accordance with section 401(a)(13)(D) of the Code.
(c)    Compliance With USERRA. Notwithstanding any other provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), contributions, benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code.
Effective January 1, 2007, if a Participant dies on or after January 1, 2007, while performing qualified military service (as defined in section 414(u)(5) of the Code), the Beneficiaries of that Participant are entitled, to the extent required by Section 401(a)(37) of the Code or any Treasury Regulations or other guidance promulgated thereunder, to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment on the day immediately before the Participant’s death and then terminated employment on account of death.
(d)    Plan Mergers. Except as may be permitted under regulations issued by the Secretary of the Treasury, the Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a benefit under the Plan immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
(e)    Plan Transfers. Notwithstanding any other provision hereof, the Plan Administrator may, in its discretion, authorize the Trustee to accept a transfer to this Plan of all or any part of the assets of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and is maintained for the benefit of persons who are or are about to become Participants in this Plan.
(f)    No Right in Trust Fund or to Employment. No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor, upon dismissal, to confer any right or interest in the Trust Fund other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time and for any reason.
(g)    Competency To Handle Benefits. If, in the opinion of the Plan Administrator or an organization designated by the Plan Administrator, any person is unable to properly handle any property distributable to such person under the Plan, reasonable arrangements may be made for the distribution of Plan benefits on such person’s behalf if it is determined it will be beneficial to such person, including (without limitation) distribution to the person’s guardian, conservator, spouse, dependent or parent.
(h)    False or Erroneous Statements. If any person makes any statement which is false or erroneous, fails to state or furnish any material fact or information or fails to correct any such information which has been previously furnished to the Plan Administrator, the Company, any other Participating Company or an organization designated by the Plan Administrator, the benefits payable with respect to such person shall be adjusted, if necessary, upon the discovery of the accurate facts, the amount of any payments theretofore made in reliance on incorrect facts shall be recalculated, if necessary, and reasonable steps shall be taken to recover any overpayment (including, but not limited to, a reduction of succeeding payments), as the Plan Administrator or any organization designated by the Plan Administrator may determine.
(i)    Payment of Small Annuities. If the monthly Retirement, Termination or Survivor Benefit payable under the Plan would be less than $50, an Actuarially Equivalent benefit shall be paid on a quarterly, semiannual or annual basis to the extent necessary to provide a minimum payment of $50.
(j)    Cash-Out of Small Benefits. If the Actuarially Equivalent present value of a Participant’s Retirement or Termination Benefit (determined as of the date of distribution) is not more than $5,000, or if the present value of a Survivor Benefit is not more than $5,000 (determined as of the date of distribution), such Benefit shall be distributed in the form of a single lump sum distribution in cash, as soon as practicable following the Participant’s termination of employment or death, as applicable. For purposes of this Section 10(j), if the Actuarially Equivalent present value of a Participant’s Retirement or Termination Benefit, or if the present value of a Survivor Benefit, has ever exceeded $5,000 at the time of a distribution, such Benefit shall be deemed to have exceeded $5,000 at any time subsequent to such time.
Notwithstanding anything in the Plan to the contrary, in the event of a distribution in accordance with this Section 10(j) of a Participant’s Retirement or Termination Benefit that is more than $1,000, the Plan administrator shall direct the Trustee to pay the Benefit in a Direct Rollover to an individual retirement plan designated by the Plan Administrator if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this Section 10(j).
Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 10(j), if the Participant’s or Beneficiary’s “Plan Benefit”, if any, under the Deferred Profit-Sharing Plan (as defined in the Deferred Profit-Sharing Plan) may not otherwise be distributed under Section 10(h) of that Plan
If a Participant who is a Former HP Employee terminated employment prior to October 29, 1993 when the Participant’s “accrued benefit” was $0 under the Hewlett-Packard RP, such

Participant shall be deemed to have received a distribution of such accrued benefit pursuant to this Section 10(j) on the date his or her employment terminated.
(k)    Effect of Reemployment Upon Payment and Amount of Benefits.
(i)    Reemployment Prior to Payment (or Commencement). If a Participant is reemployed by a member of the Affiliated Group before his or her Retirement or Termination Benefit has been distributed (or before the distribution thereof has commenced), payment of such Benefit shall not commence prior to the termination of his or her employment following reemployment.
(ii)    Reemployment While Receiving Annuity Benefits From the Plan. If a Participant who is receiving a Retirement or Termination Benefit in the form of an annuity from the Plan is reemployed by a member of the Affiliated Group, the payment of such Benefit shall continue notwithstanding such reemployment. Payment of the Participant’s Retirement or Termination Benefit under the Plan shall be adjusted as of the date of subsequent termination of employment to reflect the individual’s additional Credited Service, if any, during the period of reemployment and the Participant’s Highest Average Pay Rate, Offset Amount or Early Retirement Offset Amount, if applicable (or, if applicable, the actuarially increased Retirement Benefit commencing after Normal Retirement Date as described in Section 3).
(iii)    Reemployment After Receiving a Lump Sum Payment. If a former Participant who received a lump sum distribution pursuant to Section 4, 6 or 10(j) ((or, with respect to a Former Agilent Employee, a lump sum distribution pursuant to the parallel sections of the Agilent RP or, with respect to a Former HP Employee, a lump sum distribution pursuant to the parallel sections of the Hewlett-Packard RP) is subsequently reemployed by a member of the Affiliated Group, on the date as of which his or her Retirement or Termination Benefit is to commence following his or her subsequent termination of employment by the Affiliated Group, his or her Retirement or Termination Benefit, as appropriate, shall be determined as follows:
(A)    The amount of the Participant’s Retirement or Termination Benefit shall be calculated on the basis of the terms of the Plan as in effect at the time of such subsequent termination of employment, based upon his or her Years of Credited Service and his or her Highest Average Pay Rate, Offset Amount or Early Retirement Offset Amount, if applicable;
(B)    The Actuarially Equivalent present value of the Retirement or Termination Benefit calculated pursuant to (A) above shall be determined on the date as of which payment of the Participant’s Retirement or Termination Benefit is to be made;
(C)    If Years of Credited Service are not disregarded hereunder with respect to the period of time during which such lump sum distribution accrued, there shall be subtracted from the amount determined pursuant to (B) above the amount the former Participant received as a lump sum distribution pursuant to Section 4, 6, or 10(j) (or, with respect to a Former Agilent Employee, a lump sum distribution pursuant to the parallel sections of the Agilent RP or, with respect to a Former HP Employee, a lump sum distribution pursuant to the parallel sections of the Hewlett-Packard RP) plus interest at a compound annual rate of 8% for the period from the date of the prior distribution to the date as of which the former Participant’s Retirement or Termination Benefit is to commence following his or her subsequent termination of employment; and
(D)    The amount determined under (C) above shall be converted to an Actuarially Equivalent benefit in the form elected by (or payable to) the former Participant.
If an “alternate payee” (as defined in section 414(p) of the Code) receives a lump sum distribution pursuant to a “qualified domestic relations order” (as defined in section 414(p) of the Code) as specified in Section 10(b) (or, with respect to an alternate payee of a Former Agilent Employee, such a lump sum distribution under the Agilent RP or, with respect to an alternate payee of a Former HP Employee, such a lump sum distribution under the Hewlett-Packard RP), or a Participant receives a lump sum distribution pursuant to section 401(a)(9) of the Code (or, with respect to a Former Agilent Employee, such a lump sum distribution under the Agilent RP or, with respect to a Former HP Employee, such a lump sum distribution under the Hewlett-Packard RP), such lump sum distribution shall be treated as a lump sum distribution under Sections 4, 6 or 10(j) for all purposes of this Section 10(k)(iii).
(l)    Effect of Subsequent Changes in Plan. Except as otherwise specifically provided in future amendments to the Plan, all benefits to which any Participant, Beneficiary or joint annuitant may be entitled hereunder shall be determined under the Plan (or the Agilent RP or Hewlett-Packard RP, as appropriate) as in effect when the Participant’s Service terminates, unless the Participant is reemployed, in which case his or her benefit shall be based on the provisions of the Plan as in effect on the date his or her employment by the Affiliated Group terminates following reemployment.

(m)    No Waiver of Participation. No Employee who is eligible to participate in the Plan may elect not to participate, for whatever reason, nor waive his or her right to become a Participant hereunder.
(n)    Governing Law. This Plan shall be construed in accordance with ERISA and, to the extent permissible under ERISA, the laws of the State of California.
(o)    Coordination of Payment with Deferred Profit-Sharing Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s Retirement or Termination Benefit shall not be paid or commence as of a date which is prior to the date as of which his or her benefit under the Deferred Profit-Sharing Plan is paid or commences.
(p)    Purchase of Annuity Contracts. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may at any time in its discretion direct the Trustee to purchase from an insurance company, on behalf of any Participant, Beneficiary or joint annuitant whose benefit under the Plan is being paid or is payable in the form of an annuity, an individual nontransferable fully-paid annuity contract providing annuity payments equal to the payments determined pursuant to Section 3, 5, 7 or 8 as applicable; provided, however, that the purchase of any such contract shall in no event reduce the rights of a Participant’s joint annuitant or Beneficiary in the event of the Participant’s death. Such contract may be distributed to the Participant, joint annuitant or Beneficiary in full satisfaction of his or her interest in the Plan and shall be deemed a distribution of the Participant’s entire Accrued Benefit for all purposes hereunder.
(q)    Lost Participant, Beneficiary or Joint Annuitant. If the Plan Administrator or the organization designated by the Plan Administrator is unable to locate a Participant, Beneficiary or joint annuitant who is entitled to receive any amount payable under the Plan, the Plan Administrator may (but need not) direct that such amount be applied to reduce the contributions of the Participating

Companies to the Plan. In the event that such Participant, Beneficiary or joint annuitant thereafter makes a claim for such amount, the amount so applied (without income, gains or other adjustment), shall be reinstated and paid to such Participant, Beneficiary or joint annuitant in accordance with the terms of the Plan. However, if any amount would have been lost by reason of escheat, then such amount shall not be subject to reinstatement and payment to the Participant, Beneficiary or joint annuitant.
(r)    Return of Contributions. Any other provision of the Plan notwithstanding, each contribution to the Plan by the Participating Companies is expressly conditioned on its deductibility under section 404 of the Code. If the deduction for such contributions is disallowed in whole or in part, the amount disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one (1) year after the date of the disallowance of the deduction. In addition, if a Participating Company makes any contribution because of a mistake of fact, then the amount contributed because of the mistake (reduced by any losses incurred with respect to such amount) shall be returned to such Participating Company within one (1) year after the date the mistaken contribution was made.
(s)    No Reduction of Accrued Benefits. In no event shall the minimum benefit payable to a Participant in the Plan be less than the amount determined in accordance with this Section 10(s).
(i)    In the case of a Participant who is a Former HP Employee of the Agilent RP in effect on August 1, 2014, and who has a Gross Benefit under the Plan, such Participant’s Gross Benefit shall not be less than the greater of the amounts determined under Subparagraph (A) or (B):

(I)    The Participant’s Gross Benefit, determined as of October 31, 1989 under the terms of the Hewlett-Packard RP as in effect through October 31, 1989, based on Years of Credited Service and on Pay Rate, Highest Average Pay Rate and Primary Social Security Benefit determined through October 31, 1989 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a “permanent service break” as defined in the Hewlett-Packard RP), plus (II) the Participant’s Gross Benefit determined as of October 31, 1994 under Section 3 or 5 of the Hewlett-Packard RP (as applicable) as in effect on and after November 1, 1989 through October 31, 1994, based on the Participant’s Years of Credited Service earned on or after November 1, 1989 and prior to November 1, 1994 and on Pay Rate, Highest Average Pay Rate, Final Average Compensation and Covered Compensation determined through October 31, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a “permanent service break” as defined in the Hewlett-Packard RP), plus (III) the Participant’s Gross Benefit determined under Section 3 or 5 of the Plan or the Hewlett-Packard RP (as applicable) based on the Participant’s Years of Credited Service earned on or after November 1, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a Permanent Service Break or a “permanent service break” as defined in the Hewlett-Packard RP); or
(II)    The Participant’s Gross Benefit determined as of October 31, 1994 under Section 3 or 5 of the Hewlett-Packard RP (as applicable) as in effect on and after November 1, 1989 through October 31, 1994, based on the Participant’s Years of Credited Service earned prior to November 1, 1994 and on Pay Rate, Highest Average Pay Rate, Final Average Compensation and Covered Compensation determined through October 31, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a “permanent service break” as defined in the Hewlett-Packard RP), plus (II) the Participant’s Gross Benefit determined under Section 3 or 5 of the Plan or the Hewlett-Packard RP (as applicable) based on the Participant’s Years of Credited Service earned on or after November 1, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a Permanent Service Break or a “permanent service break” as defined in the Hewlett-Packard RP).
Notwithstanding any provision in this Plan to the contrary, if a Participant’s Gross Benefit is described either in Subparagraph (A) or (B) of this Paragraph (i), the reduction of the Gross Benefit by the Annuity Value shall be applied to the Gross Benefit multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service determined as of October 31, 1993 under the Hewlett-Packard RP (not in excess of 30), and the denominator of which is the Participant’s Years of Credited Service (not in excess of 30).
(ii)    In the case of a Participant who is a Former HP Employee and who does not have a Gross Benefit under the Plan, such Participant’s Accrued Benefit shall not be less than the sum of (A) the Participant’s Accrued Benefit determined as of October 31, 1994 under Section 3 or 5 of the Hewlett-Packard RP (as applicable) as in effect on and after

November 1, 1993 through October 31, 1994, based on the Participant’s Years of Credited Service earned prior to November 1, 1994 and on Pay Rate, Highest Average Pay Rate, Final Average Compensation and Covered Compensation determined through October 31, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a “permanent service break” as defined in the Hewlett-Packard RP), plus (B) the Participant’s Accrued Benefit determined under Section 3 or 5 of the Plan or the Hewlett-Packard RP (as applicable) based on the Participant’s Years of Credited Service earned on or after November 1, 1994 and not otherwise disregarded under the terms of the Plan or the Hewlett-Packard RP due to the Participant’s separation from service (including a Permanent Service Break or a “permanent service break” as defined in the Hewlett-Packard RP).
The minimum Gross Benefit component in Subparagraph (i)(A)(I) shall be determined without regard to the annual compensation limit under section 401(a)(17) of the Code. The minimum benefit component in either of Subparagraphs (i)(A)(II), (i)(B)(I) or (ii)(A) shall be determined without regard to the $150,000 annual compensation limit under section 401(a)(17) of the Code, but by applying instead the applicable $200,000 adjusted limitation in effect under section 401(a)(17) of the Code for Plan Years prior to November 1, 1994. In no event shall total Years of Credited Service taken into account under this Section 10(s) exceed 30.

SECTION 11.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)    Named Fiduciary for Plan Administration. The Benefits Committee is the named fiduciary which has the discretionary authority to control and manage the operation and administration of the Plan, and is the “administrator” of the Plan as such terms are used in ERISA. The Company is the “plan sponsor” as such term is used in ERISA. The Plan Administrator shall make such rules, regulations and computations and shall take such other actions to administer the Plan as it may deem appropriate in its sole discretion. The Plan Administrator shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. The Plan Administrator’s rules, regulations, interpretations, computations and actions shall be conclusive and binding on all persons. In administering the Plan, the Plan Administrator shall act in a nondiscriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.
(b)    Named Fiduciary for Management of Plan Assets. The Company is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of having the duty to initially appoint one or more trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each such initial trustee with respect to the assets held in trust thereunder. The Benefits Committee is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of (i) having the duty to remove the initially appointed trustee and to appoint one or more successor trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each such successor trustee with respect to the assets held in trust thereunder, (ii) having the authority to appoint one or more Investment Managers and to enter into a contract with each such Investment Manager with respect to the management of such assets as are to be subject to the management of such Investment Manager, (iii) having the authority to direct the Trustee to invest all or a portion of the assets of the Plan in one or more group annuity contracts which provide a guaranteed rate of return and which are issued by an insurance company or companies selected by the Benefits Committee and qualified to do business in more than one state and (iv) having the duty to establish a funding policy and method as provided in Section 12

(a). Each trustee so appointed shall have the exclusive authority and discretion to manage and control the assets of the Plan which it holds in trust, except to the extent that the authority to manage, acquire and dispose of such assets is delegated by the Benefits Committee to one or more Investment Managers. Each Investment Manager shall have the power to manage, including the power to acquire and dispose of, those assets held in trust pursuant to the Plan which are assigned to it by the Benefits Committee, and the power to delegate some or all of such powers to one or more other Investment Managers.
(c)    Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as Plan administrator and trustee).
(d)    Duties and Responsibilities of the Plan Administrator. The Plan Administrator may engage the services of such persons or organizations to render advice or perform services with respect to its duties and responsibilities under the Plan, including those duties and responsibilities specifically set forth in Section 11(a), as it may determine to be necessary or appropriate. Such persons or organizations may include, but shall not be limited to, actuaries, attorneys, accountants, administrators, record keepers, consultants and employees of the Company.
(e)    Delegation of Fiduciary Responsibilities. In lieu of carrying out any of its fiduciary responsibilities under the Plan pursuant to Section 11(d), the Plan Administrator may delegate its fiduciary responsibilities (except “trustee responsibilities” as defined in section 405(c)(3) of ERISA) to any person or persons pursuant to a written contract with such other person, or in the case of an employee of the Company, resolution of the Benefits Committee, which specifies the fiduciary responsibilities so delegated.

(f)    Indemnification. To the extent permitted by law, the Company shall indemnify and hold harmless the members of the Board, the Benefits Committee, officers and any other employee of the Company to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys’ fees, incurred by such person as a result of any act, or omission to act, in connection with the performance of his duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as my result from the gross negligence or willful misconduct of any such person or to the extent such indemnification is prohibited by ERISA.
The Company shall have the obligation to conduct the defense of such persons in any proceedings to which this indemnification applies. If any Plan fiduciary covered by this indemnification provision determines that the defense of the Company is inadequate, that fiduciary shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such fiduciary acted in bad faith, gross negligence or engaged in criminal acts, or willful misconduct.
For purposes of this Section 11, “Benefits Committee” a committee initially appointed by the Board. Committee members may be removed and appointed by any officer of the Company. The Benefits Committee’s duties and responsibilities shall be documented in its charter.

SECTION 12.	ESTABLISHMENT OF A FUNDING PROCEDURE; BASIS OF PAYMENTS; LIMITATION OF OBLIGATION.
(a)    Funding Procedure.
(i)    The Plan Administrator shall engage an actuary, enrolled pursuant to section 3042 of ERISA, to: (A) determine the normal cost of the Plan for each Plan Year and the amount (if any) of the Plan’s unfunded past-service liability on the basis of the funding method established for the Plan; (B) prepare the actuarial statement described in section 103(d) of ERISA; and (C) render the opinion described in section 103(a)(4) of ERISA. Such actuary shall use actuarial assumptions which in the aggregate are reasonable. Based upon the determination of such actuary, the Plan Administrator shall determine the contributions required to be made by the Participating Companies for each Plan Year in order to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year, determined pursuant to sections 302 through 305 of ERISA and section 412 of the Code. The Plan Administrator may remove and discharge the actuary so engaged, but in such case it shall engage a successor enrolled actuary to make the determinations, prepare the actuarial statement and render the opinion described in this Section 12(a)(i).
(ii)    After consultation with the actuary engaged pursuant to Section 12(a)(i), the Plan Administrator shall determine the funding method (i.e., the actuarial cost method) to be used in determining costs and liabilities under the Plan pursuant to section 301 et seq. of ERISA and section 412 of the Code. With the advice of the actuary, the Plan Administrator shall review the funding method from time to time and, if the Plan Administrator determines that it is no longer appropriate, the Plan Administrator shall then petition the Secretary of the Treasury for approval of a change in the funding method.
(iii)    The Participating Companies shall contribute to the Plan for each Plan Year at least the amount necessary to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year.
(iv)    From time to time the Plan Administrator shall estimate the benefits and administrative expenses to be paid out of the Trust Fund during the period for which such estimate is made and the contributions to be made to the Plan by the Participating Companies during such period. The Plan Administrator shall inform the Trustee and each Investment Manager of the estimated cash needs of the Plan for each period with respect to which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis as the Plan Administrator may determine.
(v)    The Plan Administrator shall engage an independent qualified public accountant to conduct such examinations and to render such opinions as may be required under section 103(a)(3)(A) of ERISA. The Plan Administrator may remove and discharge the person so engaged, but in such case the Plan Administrator shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.
(b)    Basis of Payments to and from Plan.
(i)    From time to time the Participating Companies shall make such contributions to the Plan as the Plan Administrator determines to be necessary or appropriate to fund the benefits provided by the Plan and any expenses thereof which are to be paid out of the Trust Fund and to carry out its obligations under this Section 12.
(ii)    All contributions to the Plan shall be invested and reinvested by the Trustee in accordance with the Trust Agreement.
(iii)    All benefits payable under the Plan shall be paid by the Trustee out of the Trust Fund, pursuant to the directions of the Plan Administrator or the organization designated by the Plan Administrator and the terms of the Trust Agreement.
(iv)    The reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Fund pursuant to directions of the Plan Administrator and as may be provided in the Trust Agreement, to the extent permitted by applicable law, unless in the Company’s discretion they are paid by the Participating Companies. The Company shall have complete discretion to determine whether an expense of the Plan or Trust shall be paid by the Participating Companies, and this section 12(b)(iv) shall not be construed to require the Participating Companies to pay any portion of the expenses of the Plan and Trust that the Plan Administrator has directed be paid from the Trust Fund. The Plan Administrator’s discretion and authority to direct the Trust Fund to pay any reasonable expenses of the Plan and Trust shall not be limited in any way by any prior decision or act, whether repeated or sporadic, by the Company and other Participating Companies to pay any or all expenses of the Plan and Trust.
(c)    Limitation of Obligation. Notwithstanding any other provision hereof, the Participating Companies shall have no obligation to continue to make contributions to the Plan after the Plan’s termination or partial termination, except as otherwise provided by ERISA, and none of the Participating Companies, nor the Trustee or any other person shall have any liability or obligation to provide benefits hereunder after the termination or partial termination of the Plan (other than the Participating Companies’ obligations under Sections 12(a) and (b) above as to periods before such termination). Upon the termination or partial termination of the Plan, Participants, Beneficiaries and other joint annuitants who have an interest in the Plan shall look solely to the Trust Fund for their benefits. In the event of a partial termination of the Plan, this Section 12(c) shall apply only with respect to those persons who are affected by such partial termination.

SECTION 13.	CLAIMS PROCEDURE.
(a)    Claims for Benefits.

(i)    Subject to Section 10(j) and except as otherwise required under Section 401(a)(9) of the Code or to comply with the timing requirements of Section 7(d) regarding payment to a Beneficiary other than a surviving Spouse, no Retirement Benefit, Termination Benefit or Survivor Benefit will be paid to or on behalf of a Participant under the Plan until the Participant (or the Participant’s Spouse or other joint annuitant or Beneficiary, as appropriate) has filed a claim for benefits which contains all information which the Plan Administrator or the organization designated by the Plan Administrator may need to determine the amount and form of any payment due hereunder. Such information shall include, without limitation: the Participant’s date of birth; the Participant’s marital status; the name, address and birth date of the Participant’s Spouse and/or Beneficiary, if any; the name, address and birth date of the Participant’s joint annuitant, if any, other than his or her Spouse; the Participant’s benefit commencement date and copies of such proof of age or marital status as the Plan Administrator or the organization designated by the Plan Administrator may request.
(ii)    All claims for benefits under the Plan must be made in the manner prescribed by the Plan Administrator. All claims for benefits and inquiries concerning benefits under the Plan shall be submitted to organization designated by the Plan Administrator and shall be addressed as designated by the Plan Administrator.
(b)    Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the claimant shall be notified of such denial in writing and the claimant shall be advised of his or her right to appeal the denial. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and an explanation of the Plan’s Review Procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following denial on appeal. Such written notice shall be given to the claimant within 90 days after receipt of his or her claim, unless special circumstances require additional time for processing. If additional time for processing is required, written notice shall be furnished to the claimant prior to the termination of the initial 90-day period. Such notice shall indicate the special circumstances requiring the extension of time and the date by which it is expected the decision on the claim for benefits shall be rendered. In no event shall the decision of the Plan Administrator (or the organization designated by the Plan Administrator) be rendered more than 180 days after receipt of the claim.

SECTION 14.	REVIEW PROCEDURE.
(a)    Appointment of Review Panel. The Plan Administrator shall appoint a Review Panel which shall consist of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary which shall have discretionary authority to act with respect to appeals from denials of claims for benefits under the Plan.
(b)    Right To Appeal. Any person whose claim for benefits is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a written request for review of the claim to the Review Panel within 60 days after receiving the written notice of the denial of the claim. The Plan Administrator shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents in preparing a request for review. The claimant will be provided with an opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (that is not privileged or protected). On appeal, the Review Panel will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(c)    Form of Request for Review. A request for review must be made in writing and shall be addressed to the Review Panel under the Agilent Technologies, Inc. Retirement Plan. A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.
(d)    Time for Review Panel Action. The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require additional time for review. If additional time for review is required, written notice shall be furnished to the claimant prior to the end of the initial 60-day period, indicating the date by which the Review Panel expects to render its decision on his or her request for review and the special circumstances requiring the extension of time. In no event shall the decision of the Review Panel be rendered more than 120 days after it receives a claimant’s request for review.
(e)    Review Panel Decision. Within the time prescribed by Section 14(d) above, the Review Panel shall give written notice of its decision to the claimant and the Plan Administrator. In the event the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. The notice will also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim (that is not privileged or protected), a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. In the event that the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Plan Administrator shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel’s decision.
(f)    Rules and Procedures. The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 14. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at his or her own expense.
(g)    Exhaustion of Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant: (i) has submitted a claim (in the manner prescribed by the Plan Administrator) for benefits; (ii) has been notified that the claim is denied; (iii) has filed a written request for a review of the claim in accordance with this Section 14; and (iv) has been notified in writing that the Review Panel has affirmed the denial of the claim.

SECTION 15.	AMENDMENT; TERMINATION AND NONREVERSION.
(a)    Amendment and Termination. The Company reserves the right to amend or terminate the Plan, in its entirety, as to any Participating Company or as to any group of Employees, at any time. The Senior Vice President of Human Resources or the General Counsel, has the power and authority to amend the Plan at any time by written instrument, including as may be necessary to comply with ERISA, the Code or any other applicable law. Notwithstanding the foregoing, plan amendments and/or modifications that may have a material impact on the Company, as determined by the Senior Vice President of Human Resources or the General Counsel, shall be approved by the Compensation Committee of the Board of Directors. The Company reserves the right to terminate the Plan at any time by resolution of the Compensation Committee of the Board of Directors. No amendment, however, shall (i) reduce the Accrued Benefit of any Participant determined as of the date the amendment is adopted, except to the extent that a reduction in Accrued Benefits may be permitted by ERISA, nor (ii) except to the extent provided in Section 15(b), divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to the Participants, Beneficiaries and joint annuitants who have an interest in the Plan and defraying the reasonable expenses of administering the Plan.
(b)    No Reversion of Funds. Except as provided in Section 10(r), no part of the Trust Fund shall revert to any Participating Company nor be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants, Beneficiaries and joint annuitants who have an interest in the Plan and defraying the reasonable expenses of administering the Plan; provided, however, that upon termination of the Plan, any assets remaining after the allocation described in Section 15(d) may be returned to the appropriate Participating Company if: (i) all liabilities of the Plan to the Participants, Beneficiaries and joint annuitants who have an interest in the Plan have been satisfied; and (ii) such return does not contravene any provision of ERISA or other applicable law.
(c)    Full Vesting Upon Termination. Upon termination of the Plan, the right of each Participant to his or her Accrued Benefit shall continue to be 100% vested and nonforfeitable, but such Accrued Benefit shall not be payable except to the extent funded or required to be funded by ERISA. In addition, the benefit of any highly compensated employee (within the meaning of section

414(q) of the Code) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. Upon partial termination of the Plan, the right of each affected Participant to his or her Accrued Benefit shall, to the extent funded or required to be funded by ERISA, continue to be 100% vested and nonforfeitable. Upon termination or partial termination of the Plan, the Trust shall continue until the Trust Fund has been distributed as provided in Section 15(d) below.
(d)    Allocation of Trust Fund Upon Termination of the Plan. Upon termination of the Plan, the Trust Fund shall be allocated by the Company on an actuarial basis among Participants, Beneficiaries and joint annuitants pursuant to section 4044 of ERISA. In the case of a partial termination, such allocation shall be limited to the Participants, Beneficiaries and joint annuitants affected by such partial termination.

SECTION 16.	DEFINITIONS.
(a)    “Accrued Benefit” means:
(i)    With respect to a Participant who is eligible for retirement under Section 3, the benefit payable under the Plan as of the first day of the month following his or her Normal Retirement Date, determined under Section 3; and
(ii)    With respect to a Participant who is not eligible for retirement under Section 3, the benefit which would be payable under the Plan as of the first day of the month following his or her Normal Retirement Date, determined under Section 5(a) or (b).
(b)    “Actuarially Equivalent” means determined to be of equal value through the use of actuarial tables and mathematical calculations which reflect the fact that a benefit may be payable over a longer (or shorter) period of time or in a different form. The tables and factors used for this purpose shall be as described in Appendix A.

(c)    “Affiliate” means any entity (whether corporation, partnership, joint venture or otherwise) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and which has been designated by the Company as an Affiliate for purposes of the Plan. In addition, until and through October 31, 2014, Affiliate includes Agilent and each member of Agilent’s “affiliated group” as defined in the Agilent RP as of August 1, 2014.
(d)    “Affiliated Group” means the Company, each Subsidiary and each Affiliate.
(e)    “Agilent” means Agilent Technologies, Inc., a Delaware corporation.
(f)    “Agilent RP” means the Agilent Technologies Inc. Retirement Plan.
(g)    “Anniversary Year” means, with respect to any Employee, a period of 12 consecutive months, commencing on his or her Employment Date and each anniversary of such date.
(h)    “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity. If the amount payable is a single lump sum distribution in cash, Annuity Starting Date is the date on which a properly completed claim for such benefit is received pursuant to Section 13.
(i)    “Annuity Value” means the amount to which a Participant is (or would be) entitled under the Deferred Profit-Sharing Plan, determined under Section 8.
(j)    “Benefit Right” means a right to receive an annuity, pension or other retirement benefit (whether or not vested and regardless of how or when paid) under any funded plan of deferred compensation (including any retirement plan or program maintained pursuant to the laws of any foreign government) other than this Plan, the Deferred Profit-Sharing Plan or the United States Social Security System; provided, however, that an Employee shall be deemed not to have a Benefit Right with respect to any pension, annuity or other retirement benefit which is attributable to any period of employment with respect to which a member of the Affiliated Group did not make contributions to the plan pursuant to which such benefit is to be paid and with respect to which such Employee does not have a vested right. The existence of an Employee’s Benefit Right shall be determined by the Plan Administrator at the time any benefit to be paid under this Plan is computed and, subject to the Review Procedure described in Section 14, such determination shall be conclusive and binding upon all persons.
(k)    “Break in Service” means each 12-consecutive month period during a Period of Severance beginning with his or her Severance from Service Date and ending on each anniversary thereof prior to the Employee’s Reemployment Commencement Date next following such Severance from Service Date which began the Period of Severance, as such terms are defined in Section 16(nnn)(iii)(D).
(l)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(m)    “Company” means Keysight Technologies, Inc. a Delaware corporation.
(n)    “Covered Compensation” means, with respect to any Employee, the average of the contribution and benefit bases in effect under section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Employee attains his or her Social Security Retirement Age.
(o)    “Credited Service” means, with respect to any Employee, all of the Employee’s Service while he or she is an Eligible Employee, excluding: (i) any such period of Service with respect to which the Employee accrues a Benefit Right; (ii) any such period of Service during which the Employee does not perform duties for a member of the Affiliated Group because of sickness or disability and during which he or she is not eligible for benefits under the Company’s sick leave policy; and (iii) any period of Service required to be credited under the Family and Medical Leave Act of 1993.
(p)    “Deferred Profit-Sharing Plan” means the Keysight Technologies, Inc. Deferred Profit-Sharing Plan, as amended from time to time.
(q)    “Deferred Retirement Benefit” means the benefit payable under Section 3(c) to a Participant whose employment by the Affiliated Group terminates after his or her Normal Retirement Date.
(r)    “Deferred Retirement Date” means, with respect to any Employee, the last day of the month in which his or her employment by the Affiliated Group terminates after his or her Normal Retirement Date.
(s)    “Distribution Date” means the date the Company was no longer a member of the Agilent controlled group of corporations (within the meaning of section 1563(a) of the Code).
(t)    “Early Retirement Benefit” means the benefit provided under Section 3(b) to a Participant whose employment by the Affiliated Group terminates before he or she attains the Normal Retirement Age but on or after the date the Participant has attained age 55 and completed 15 or more Years of Service.
(u)    “Early Retirement Offset Amount” means the lesser of (i) 50% of the annual benefit that would be payable to the Participant prior to reduction by the Early Retirement Offset Amount, based solely on the Participant’s Highest Average Pay Rate not exceeding the Participant’s Final Average Compensation, or (ii) the Participant’s Final Average Compensation multiplied by the Participant’s Years of Credited Service (not in excess of 30) and by the factor determined under the following table, based on the Participant’s Social Security Retirement Age and the Participant’s age at which benefits commence or age 55, if later:

Social Security Retirement Age 65, 66 and 67

Age at Which Benefits Commence	Factor

65	0.60 (Percent)
64	0.56 (Percent)
63	0.52 (Percent)
62	0.48 (Percent)
61	0.44 (Percent)
60	0.40 (Percent)
59	0.38 (Percent)
58	0.36 (Percent)
57	0.34 (Percent)
56	0.32 (Percent)
55	0.30 (Percent)

*For this purpose, these factors are to be adjusted to reflect completed years and whole months of age.

(v)    “Eligible Employee” means any Employee of a Participating Company, other than: (i) an Employee whose employment is covered by a collective-bargaining agreement (unless such agreement expressly provides for participation in the Plan); (ii) an Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless such Employee has been designated as an Eligible Employee by the Company); (iii) any Employee or group of Employees designated by the Executive Committee of the Board of Directors of the Company as ineligible to participate in the Plan; (iv) any Employee who is a leased employee within the meaning of section 414(n) of the Code and who is providing services to any member of the Affiliated Group; (v) an Employee who is employed on a temporary, short-term basis for a specific period of time or for a specific project including, but not limited to, Internal Temporary Workers (“ITWs”), Interns, and individuals classified as “On-Call,” “On-Contract” or on “Short Term Programs Employment Status”; and (vi) any individual who is not classified by the Company or any other Participating Company as an Employee (but, for example, is classified as an “independent contractor”) even if such individual is later determined to be an Employee. An Eligible Employee shall be deemed to remain an Eligible Employee throughout any period of military service, if such Employee returns to active employment with a member of the Affiliated Group while his or her reemployment rights are protected by law. An individual’s status as an Eligible Employee shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons.
(w)    “Employee” means any individual employed by a member of the Affiliated Group as a common-law employee and any individual who is a leased employee within the meaning of section 414(n) of the Code and who is providing services to any member of the Affiliated Group.
(x)    “Employment Date” means, (i) with respect to any Employee who is not a Former Agilent Employee described in (ii) below, the date on which he or she first completes an Hour of Service, and (ii) with respect to a Former Agilent Employee who became an Employee before incurring a Break in Service, the “employment date” of such individual under the Agilent RP as of the Operational Separation Date or as of his or her Transfer Date, as applicable. In the case of an Employee who is reemployed as an Employee after incurring a Break in Service, “Employment Date” means: (A) with respect to Service before the Break in Service and with respect to the Break in Service, the date determined pursuant to the preceding sentence; and (B) with respect to Service after the Break in Service, the date on which he or she first completes an Hour of Service after reemployment.
(y)    “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(z)    “Final Average Compensation” means a Participant’s Pay Rate, not exceeding the contribution and benefit base in effect under section 230 of the Social Security Act, averaged over the last twelve consecutive Quarters or averaged over all of the Participant’s Years of Service, if the Participant has completed fewer than twelve consecutive Quarters; provided, however, in no event shall Final Average Compensation exceed Covered Compensation.
(aa)    “Former Agilent Employee” means Keysight Group Employee who is entitled to a benefit under the Agilent RP immediately prior to the Operational Separation Date or (ii) any Subsequently Transferred Keysight Employee who is entitled to a benefit under the Agilent RP immediately prior to his or her Transfer Date. Any Former Agilent Employee who transfers employment to Agilent prior to November 1, 2014 shall be considered a Former Agilent Employee up until such transfer date, and not thereafter.
(bb)    “Former HP Employee” means any individual who, prior to May 1, 2000, was an employee of the Hewlett-Packard “affiliated group” (as defined in the Hewlett-Packard RP). For purposes of Sections 8(a)(ii), 10(j), 10(k)(iii), 10(s), 16(c), 16(z) and 16(mm)(i), Former HP Employee means a Former HP Employee who either (A) was an employee of Agilent on May 1, 2000 (other than a Former HP Employee (I) who was hired by Agilent after April 1, 2000 and prior to May 1, 2000, and (II) who, immediately prior to his or her employment by Agilent in April 2000, was a Former HP Employee identified on the records of Hewlett-Packard or Agilent as an individual associated with the business of Hewlett-Packard at the time the individual last terminated employment with the Hewlett-Packard “affiliated group” (as defined in the Hewlett-Packard RP) prior to his or her employment by Agilent in April 2000), or (B) was not an employee of Agilent on May 1, 2000 but is identified on the records of Hewlett-Packard or Agilent as an individual associated with the business of Agilent at the time the individual last terminated employment with the Hewlett-Packard “affiliated group” (as defined in the Hewlett-Packard RP) prior to May 1, 2000.
(cc)    “Gross Benefit” means, with respect to a Participant in the Plan who is a Former HP Employee who has an Accrued Benefit attributable to Years of Credited Service prior to November 1, 1993, the hypothetical Accrued Benefit determined prior to offset for the Participant’s Annuity Value.
(dd)    “Hewlett-Packard” means Hewlett-Packard Company, a Delaware corporation.
(ee)    “Hewlett-Packard RP” means the Hewlett-Packard Company Retirement Plan.
(ff)    “Highest Average Pay Rate” means, with respect to any Employee, the average of his or her Pay Rates for the 20 consecutive Quarters which produces the highest average (or the average of his or her Pay Rates for the number of consecutive Quarters during which he or she had a Pay Rate, if fewer than 20).
In determining consecutive Quarters, each Quarter for which the individual does not have a Pay Rate shall be excluded, and the Quarters preceding and succeeding any such Quarter shall be deemed to be consecutive.
Notwithstanding any other provision of the Plan to the contrary, if the Consumer Price Index has increased at an average annual rate in excess of 9% compounded over the period used to determine an Employee’s Highest Average Pay Rate under the first paragraph of this Section 16(ff), his or her Highest Average Pay Rate shall not exceed the Pay Rate for the first Quarter used to determine his or her Highest Average Pay Rate under the first paragraph of this Section 16(ff), compounded at 9% per year over the period used in the determination of his or her Highest Average Pay Rate. For purposes of this Section 16(ff), “Consumer Price Index” means the Consumer Price

Index for Urban Wage Earners and Clerical Workers, published by the Bureau of Labor Statistics of the United States Department of Labor.
An Employee’s Highest Average Pay Rate shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons.
(gg)    “Hours of Credited Service” means, with respect to any Employee, each hour which constitutes Credited Service for such Employee under Section 16(o). An Employee’s total Hours of Credited Service in any Anniversary Year shall be determined at the end of such Anniversary Year (or at the time his or her employment by the Affiliated Group terminates, if earlier), and any fraction of an Hour of Credited Service in such total shall be increased to the next higher whole number.
An Employee’s Hours of Credited Service shall be determined by the Plan Administrator on the same basis that is used for determining, and shall be subject to the same limitations that apply to, his or her Hours of Service under Section 16(hh), but with reference only to periods of Credited Service.
(hh)    “Hours of Service” means, with respect to any Employee, the number of hours determined pursuant to the rules set forth below for any period which constitutes Service for such Employee under Section 16(yy).
With respect to periods prior to January 1, 2002, for Employees who were subject to the overtime pay provisions of the Federal Fair Labor Standards Act, Hours of Service shall be determined by the Plan Administrator on the basis of records of hours worked or paid for or on such other basis as the Plan Administrator may adopt in accordance with regulations issued by the Secretary of Labor.

With respect to periods (i) prior to January 1, 2002, for Employees who were not subject to the overtime pay provisions of the Federal Fair Labor Standards Act; and (ii) after December 31, 2001, for all Employees: Hours of Service shall be determined by the Plan Administrator on a daily, weekly, semi-monthly or monthly basis as follows:
(i)    If a daily basis is used, the Employee shall be credited with 10 Hours of Service for each day which includes any period of Service;
(ii)    If a weekly basis is used, the Employee shall be credited with 45 Hours of Service for each week which includes any period of Service;
(iii)    If a semi-monthly basis is used, the Employee shall be credited with 95 Hours of Service for each semi-monthly period which includes any period of Service; or
(iv)    If a monthly basis is used, the Employee shall be credited with 190 Hours of Service for each calendar month which includes any period of Service.
The exact basis for determining the Hours of Service to be credited to any such Employee shall be determined by the Plan Administrator in its sole discretion, but the same basis shall be used for all similarly situated Employees.
Where a particular period, not in excess of 31 days, which is used to determine an Employee’s Hours of Service begins in one Anniversary Year but ends in another, the Employee’s Hours of Service with respect to such period shall be credited to the Anniversary Year in which the period ended.
If a period of time constitutes Service under Section 16(yy) but the Employee does not perform duties for any member of the Affiliated Group during such period, the Employee’s Hours of Service in such period shall be based on his or her regular work schedule immediately prior to such period, if the Employee receives a payment for such period from a member of the Affiliated

Group which is based on units of time or if the Employee does not receive any payment from a member of the Affiliated Group with respect to such period; provided, however, that no more than 501 Hours of Service shall be credited to any Employee for any single continuous period during which he or she does not perform duties for a member of the Affiliated Group because of sickness or disability and during which he or she is not eligible for benefits under the Company’s sick leave policy or does not qualify as an Eligible Employee under Section 16(v). If an Employee is credited with 501 (or fewer) Hours of Service in accordance with the proviso in the preceding sentence, any such Hours of Service shall be credited to the Anniversary Year in which he or she last received direct compensation from a member of the Affiliated Group. If the Employee receives a payment from a member of the Affiliated Group with respect to a period during which he or she does not perform duties for any member of the Affiliated Group which is not based upon units of time, the Employee’s Hours of Service in such period shall be determined pursuant to applicable regulations issued by the Secretary of Labor.
An Employee’s total Hours of Service in any Anniversary Year shall be determined at the end of such Year (or at the time his or her employment by the Affiliated Group terminates, if earlier), and any fraction of an Hour of Service in such total shall be increased to the next higher whole number.
(ii)    “Investment Manager” means a person who is appointed by the Plan Administrator to direct the investment and reinvestment of all or any part of the Trust Fund pursuant to Section 11(b), whether or not such person is an “investment manager” as such term is defined in section 3(38) of ERISA.
(jj)    “Keysight Group Employee” means an individual who, as of the Operational Separation Date is, (i) employed by, or on an approved leave of absence from, the Company or any of its Affiliates (other than Agilent) or (ii) as of the Operational Separation Date is, (A) a former employee of Agilent whose most recent employment with Agilent was in the business of the Company or (B) an individual identified as a former Company employee on the list prepared by Agilent and supplied to the Company.
(kk)    “Normal Retirement Age” means age 65.
(ll)    “Normal Retirement Benefit” means the benefit provided under Section 3(a) to a Participant who retires on his or her Normal Retirement Date or whose Service terminates after the Participant has attained the Normal Retirement Age but prior to his or her Normal Retirement Date.
(mm)    “Normal Retirement Date” means, with respect to any Employee, the last day of the month in which he or she attains the Normal Retirement Age.
(nn)    “Offset Amount” means the lesser of (i) 50% of the annual benefit that would be payable to the Participant prior to reduction by the Offset Amount, based solely on the Participant’s Highest Average Pay Rate not exceeding the Participant’s Final Average Compensation, or (ii) the Participant’s Final Average Compensation multiplied by the Participant’s Years of Credited Service (not in excess of 30) and by the factor determined under the following table:

Participant’s Social Security Retirement Age	Factor

65	.60 (Percent)
66	.60 (Percent)
67	.60 (Percent)

(oo)    “Operational Separation Date” means August 1, 2014.
(pp)    “Participant” means any individual who is accruing benefits under the Plan or who is receiving or entitled to receive benefits under the Plan.

(qq)    “Participating Company” means the Company and each member of the Affiliated Group which has been designated as a Participating Company by the Company and which has accepted such designation by action of its board of directors.
(rr)    “Pay Rate” means, with respect to any month:
(i)    With respect to an Employee whose compensation is determined on the basis of a monthly pay rate, the monthly rate of pay for such Employee in effect on the last day of his or her active employment during such month, multiplied by 12;
(ii)    With respect to an Employee whose compensation is determined on a commission or other sales-related basis, the annualized amount determined with reference to the target established by the Company for such Employee which is in effect on the last day of his or her active employment during such month;
(iii)    With respect to an Employee whose compensation is determined on the basis of an hourly rate, rather than a monthly rate or target, the Employee’s hourly rate in effect on the last day of his or her active employment during such month multiplied by 2080;
(iv)    With respect to an Employee who is employed by a Participating Company throughout such month and who receives direct compensation from such Company for some but not all of such month, the last rate of direct compensation for such Employee during such month, converted to an annual amount in accordance with the rules described in (ii) through (iv) above for Employees paid on a salaried, commissioned or other sales-related or hourly basis, as appropriate; and
(v)    With respect to an Employee who is employed by a Participating Company but who receives no direct compensation from such Company during such month, the last Pay Rate determined for such Employee pursuant to (ii), (iii), (iv) or (v) above, as applicable, for a month during which he or she received direct compensation from a Participating Company.
(vi)    The Pay Rate of an Employee employed on a part-time basis shall be the Pay Rate determined for such Employee pursuant to (ii), (iii), (iv), (v) or (vi) above, as applicable, multiplied by a fraction, the numerator of which is the number of hours such Employee is regularly scheduled to work during a work week, and the denominator of which is 40.
(vii)    An Employee’s Pay Rate shall be determined based only on compensation from a Participating Company and an Employee shall not have a Pay Rate for any month during which he or she receives no compensation from a United States payroll.
(viii)    With respect to a Former HP Employee the “pay rate” determined for each Quarter ending prior to May 1, 2000 under the Hewlett-Packard RP;
(ix)    With respect to a Former Agilent Employee the “pay rate” determined for each Quarter ending prior to November 1, 2009 under the Agilent RP, and for periods after October 31, 2009, the “pay rate” determined for each month ending prior to the Operational Separation Date or Transfer Date, as applicable, under the Agilent RP;
(x)    An Employee’s average Pay Rate for any Plan Year (including Plan Years beginning before November 1, 2002) shall exclude any amount in excess of $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(b) of the Code). For purposes of this $200,000 indexed limitation, the applicable dollar limit for any Plan Year beginning on or after November 1, 2002, is the indexed amount in effect for the calendar year in which the Plan Year begins. Special rules for applying section 401(a)(17) of the Code to the minimum benefit under Section 10(s) are set forth in Section 10(s) of the Plan.

(xi)    An Employee’s Pay Rate shall be determined without regard to any elective deferrals (within the meaning of section 402(g) of the Code) and without regard to any amount which is contributed or deferred by the Company or a Subsidiary at the election of the Participant and which is not includible in the gross income of the Participant by reason of sections 125, 132(f)(4) or 457 of the Code.
(ss)    “Permanent Service Break” means that an individual who both was not a “participant” in the Agilent RP prior to the Operational Separation Date or Transfer Date, as applicable, and was not at any time a Participant in this Plan, has incurred five or more consecutive Breaks in Service. In determining whether such an individual has incurred a Permanent Service Break, the Anniversary Year in which he or she is reemployed by a member of the Affiliated Group shall be disregarded.
(tt)    “Plan” means the Keysight Technologies, Inc. Retirement Plan, as it may be amended from time to time.
(uu)    “Plan Year” means each consecutive 12-month period commencing November 1 and ending October 31; provided, however that the initial Plan Year shall commence on August 1, 2014 and end on October 31, 2014.
(vv)    “Quarter” means a fiscal quarter ending January 31, April 30, July 31 or October 31.
(ww)    “Required Beginning Date” means, with respect to a Participant, the latest date by which Plan benefits may commence to the Participant as described below:
(i)    With regard to a Participant who is not a five-percent owner, the April 1 that next follows the later of (A) the calendar year in which the Participant attains age 70½, or

(B) the calendar year in which the Participant’s employment by the Affiliated Group terminates; and
(ii)    With regard to a Participant who is a five-percent owner, the April 1 that next follows the calendar year in which the Participant attains age 70½.
For purposes of this Section 16(ww), a Participant shall be considered a five-percent owner if the Participant is a five-percent owner determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy and taking into account any modifications under section 401(a)(9) of the Code.
(xx)    “Retirement Benefit” means a Participant’s Normal, Early or Deferred Retirement Benefit, determined under Section 3(a), (b) or (c), as appropriate.
(yy)    “Service” means, with respect to any Employee:
(i)    Any period for which the Employee is directly or indirectly compensated by, or entitled to compensation from, any member of the Affiliated Group (including any period not otherwise counted as Service under this Section 16(yy) for which the Employee is finally awarded, or is finally determined to be entitled to, back pay from any member of the Affiliated Group, regardless of any mitigation of damages);
(ii)    Any period during which the Employee is on military leave or on leave pursuant to the Family and Medical Leave Act of 1993, provided that such period shall constitute Service only if the Employee returns to active employment with a member of the Affiliated Group while his or her reemployment rights are protected by law; and
(iii)    Any other period which constitutes Service under written rules or procedures adopted from time to time by the Plan Administrator.

If an Employee fails to meet any applicable requirement of Section 16(yy)(ii) or (iii), his or her Service shall be deemed to have terminated as of the date he or she went on military leave, on leave under the Family and Medical Leave Act of 1993, or the date determined under applicable rules adopted by the Plan Administrator, as appropriate.
Notwithstanding the foregoing provisions of this Section 16(yy), an Employee’s Service shall not include any period during which he or she does not perform duties for a member of the Affiliated Group but with respect to which he or she is directly or indirectly compensated by, or entitled to compensation from, a member of the Affiliated Group, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws and the Employee is not eligible for benefits under the Company’s sick leave policy during such period or does not qualify as an Eligible Employee under Section 16(v).
Except as may be provided under Section 16(yy)(iii), an Employee’s Service shall terminate when his or her employment by the Affiliated Group is terminated.
(zz)    “Single Sum Value” means the sum determined under the formula in Section 3(a)(ii) and is payable as of age 65.
(aaa)    “Social Security Retirement Age” means the age determined with respect to each Participant under the following table:

Date of Participant’s Birth	Age

Before January 1, 1938	65
On or after January 1, 1938 but before January 1, 1955	66
On or after January 1, 1955	67

(bbb)    “Spouse” means an Employee’s lawful husband or wife, provided the marriage has not been legally terminated. Solely for purposes of the default Beneficiary designation described in Section 7(c), the term “Spouse” shall include domestic partners. For such purpose, a “domestic partner” shall mean an adult of the same or opposite gender of the Participant who is engaged in an ongoing and committed Spouse-like relationship with the Participant as established by the Participant’s confirming with the Keysight Service Center at Fidelity, in accordance with procedures established by the Company, that the Participant and such individual satisfy the Keysight Technologies, Inc. Domestic Partner eligibility requirements, which shall be determined by the Company and communicated to Keysight employees from time to time. An individual shall be considered a domestic partner as of the date the Participant confirms such status as set forth above. The Plan Administrator, in its sole discretion, may also recognize an individual as a domestic partner if, immediately prior to the Operational Separation Date or Transfer Date, as applicable, such individual was a domestic partner as defined in the Agilent RP.
(ccc)    “Standard Interest Rate” means that term as defined in Treas. Reg. section 1.401(a)(4)-12, or any successor regulation thereto.
(ddd)    “Subsequently Transferred Keysight Employee” means any individual who is actively employed by, or on a leave of absence from, Agilent who moves to the employ of the Company from Agilent after the Operational Separation Date and prior to the Distribution Date.
(eee)    “Subsidiary” means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than 80% of the total combined voting power of all classes of stock entitled to vote or not less than 80% of the total value of all shares of all classes of stock. For purposes of Section 9, the phrase “more than

50%” shall be substituted for the phrase “not less than 80%” wherever the latter phrase occurs in the preceding sentence.
(fff)    “Survivor Benefit” means the benefit provided under Section 7.
(ggg)    “Termination Benefit” means the benefit provided under Section 5 to a Participant who terminates at a time when he or she is not eligible for a Retirement Benefit.
(hhh)    “Traditional Benefit” means the benefit determined under the Agilent RP in effect immediately prior to the transfer of liabilities from the Agilent RP to this Plan to the extent transferred on or before November 1, 2014.
(iii)    “Transfer Date” means the date on which a Subsequently Transferred Keysight Employee moves to the employ of the Company from Agilent.
(jjj)    “Trust” means the trusts established by the Trust Agreements.
(kkk)    “Trust Agreement” means that certain master trust agreement relating to the Plan and the Deferred Profit-Sharing Plan, by and between the Company and the Trustee, as it may be (or may have been) amended from time to time, and any successor or additional trust agreement relating to the Plan between the Plan Administrator and the Trustee.
(lll)    “Trustee” means Mellon Trust of New England, N.A. and any successor or additional trustee or trustees appointed pursuant to the Trust Agreement.
(mmm)    “Trust Fund” means the fund or funds established for the Plan pursuant to the Trust Agreement, which shall include Funds C and H and such other investment funds as may be established from time to time.
(nnn)     “Year(s) of Credited Service” means:
(i)    With respect to a Former Agilent Employee “years of credited service” credited under the Agilent RP as of October 31, 2009;

(ii)    With respect to a Former HP Employee “years of credited service” credited under the Hewlett-Packard RP as of April 30, 2000; and
(iii)    With respect to any Employee, the period commencing on the employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the next following Severance from Service Date; provided, however:
(A)    Aggregation. Unless some or all of an employee’s service may be disregarded pursuant to other rules of this Plan, all discontinuous years and fractional years of Years of Credited Service shall be aggregated in determining the total of an employee’s Years of Credited Service. A period of Years of Credited Service shall be stated in years and months and when aggregating discontinuous periods of less than one (1) year, a Participant shall be credited with 1/12 of a year for each full calendar month and for any other calendar month in which he or she works at least one day.
(B)    Service Spanning No. 1. If an employee quits, is discharged or retires from service with the Affiliated Group and performs an Hour of Service within the twelve (12) months following the Severance from Service Date, that Period of Severance shall be deemed to be a period of Years of Credited Service.
(C)    Service Spanning No. 2. If an employee has a Severance from Service Date (i.e., severs from service by reason of a quit, a discharge or retirement) during the first twelve (12) months of an absence from service resulting from any reason other than a quit, a discharge, retirement or death, and then performs an Hour of Service within the twelve (12) months following the date on which the employee was first otherwise absent from service, the Period of Severance shall be deemed to be a period of Years of Credited Service.
(D)    Definitions and Special Rules.
(I)    Period of Severance. The period of time commencing on the end of the month of an Employee’s Severance from Service Date and ending on the first day of the month in which that Employee next again performs an Hour of Service for the Affiliated Group (without regard to whether such Hour of Service is recognized for other Plan purposes performed in Recognized Employment or otherwise). A Period of Severance shall be stated in years and months.
(II)    Reemployment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Affiliated Group following a Period of Severance that is not deemed to be a period of Years of Credited Service (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise).
(III)    Severance from Service Date — the earlier of:
a.    the date upon which an Employee quits, is discharged or retires from service with the Affiliated Group, or dies; or
b.    the date which is the first anniversary of the first day of a period in which an Employee remains continuously absent from service (with or without pay) with the Affiliated Group for any reason other than a quit, a discharge, retirement or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.
c.    Notwithstanding the foregoing, for the limited purpose of determining the length of a Period of Severance, the Severance from Service Date for an Employee shall be advanced during any period of an absence from work due to the pregnancy of the employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In no event, however, shall the Severance from Service Date be advanced under the foregoing sentence to a date that is later than the last day of the calendar month which is two (2) years after the first of such absence. This adjustment in the Severance from Service Date shall not be made until the Employee furnishes timely information which may be reasonably required by the Plan Administrator to establish that the absence from work is for a reason for which this adjustment will be made.
(IV)    When applying the above definitions and special rules with respect to a Former Employee, references to the Company and the Affiliated Group shall mean Agilent and the Agilent affiliated group

(as defined in the Agilent RP) for periods prior to the Operational Separation Date and the Transfer Date, as applicable.
(E)    Employment Commencement Date.
(I)    For any Former Agilent Employee who was a Participant in the Agilent RP on November 1, 2009, November 1, 2009; otherwise, the date thereafter upon which a Former Agilent Employee first performed one (1) hour of service for the Agilent affiliated group (as defined in the Agilent RP) (without regard to whether such hour of service is recognized for other Agilent RP purposes).
(II)    For any Employee, the date upon which the Employee first performs one (1) Hour of Service for the Affiliated Group (without regard to whether such Hour of Service is recognized for other Plan purposes).
(iv)    Years of Credited Service shall be disregarded hereunder if the Employee receives or is deemed to have received his or her entire Accrued Benefit or suffers a Permanent Service Break.
(v)    Notwithstanding the foregoing, all Years of Credited Service shall be counted for purposes of the 30-year maximum limitation on Years of Credited Service in Sections 3(a) and 3(b), Sections 5(a) and 5(b), and Section 10(s), except that any months during Years of Credited Service determined under Section 16(nnn)(iii) above for which the Participant is treated as not having a Pay Rate under Section 16(rr)(vii) shall not be counted for purposes of determining whether a Participant has reached the 30-year maximum and shall not be counted for purposes of determining that portion of months during the maximum 30-year period during which the Participant’s benefit accruals under Section 3(a)(ii) was the highest. For any Former Agilent Employee, all “years of credited service” credited under the Agilent RP as of July 31, 2014 or as of the day immediately prior to the Transfer Date, as applicable, also shall be counted for purposes of such 30-year maximum limitation to the extent not already included as Years of Credited Service under this Plan. For any Former HP Employee, all “years of credited service” credited under the Hewlett-Packard RP as of April 30, 2000 also shall be counted for purposes of such 30-year maximum limitation to the extent not already included as Years of Credited Service under this Plan.
(ix)    An Employee’s Years of Credited Service shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons.
(ooo)    “Year(s) of Service” means:
(i)    With respect to a Former Agilent Employee, “years of service” credited under the Agilent RP as of October 31, 2009;
(ii)    With respect to a Former HP Employee, “years of service” credited under the Hewlett-Packard RP as of April 30, 2000; and
(iii)    With respect to any Employee, the period commencing on the employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the next following Severance from Service Date, subject to the same aggregation, service spanning, and definitions and special rules provided for Years of Credited Service in Section 16(nnn)(iii), but applied with respect to Years of Service for employment after October 31, 2009, unless otherwise provided.

(iv)    For purposes of Section 2 (Eligibility, Participation and Vesting), Section 3(b) (Early Retirement) and Section 5 (Termination Before Retirement), Years of Service completed before a Permanent Service Break shall be disregarded.
(v)    An Employee’s Years of Service shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons.

SECTION 17.	EXECUTION.
To record the amendment and restatement of the Plan to read as set forth herein, the Company has caused its authorized officers to affix the Company’s name and seal hereto this 30th day of July, 2014, effective as of August 1, 2014, unless otherwise stated herein.
KEYSIGHT TECHNOLOGIES, INC.

By: /s/Ingrid Estrada
Ingrid Estrada
Senior Vice President of Human Resources

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

APPENDIX A
ACTUARIAL EQUIVALENCE FOR LUMP SUMS AND
OTHER OPTIONAL PAYMENT FORMS
Actuarial equivalence shall be determined on the basis of the following actuarial assumptions:
(a)    Interest Rate. The interest rate described in section 417(e)(3) of the Code for the month of August of the Plan Year preceding the Plan Year in which benefits are paid or commence as prescribed by section 417(e)(3) of the Code and section 1.417(e)-1(d)(4) of the regulations thereunder. Notwithstanding the foregoing, for distributions that are paid or commence on or after November 1, 2008 and before November 1, 2009, the benefit shall not be less than the benefit calculated using the interest rate described in section 417(e)(3) of the Code for the month preceding the date Plan benefits are paid or commence.
(b)    Mortality Table. The “applicable mortality table” described in section 417(e)(3) of the Code.
Notwithstanding the foregoing and any other provisions of the Plan to the contrary, the amount payable to the Participant under the Plan on or before his or her Normal Retirement Date shall be at least Actuarially Equivalent to the present value of the single life annuity commencing at the Participant’s Normal Retirement Date using the interest and mortality assumptions set forth in 1. and 2. above. For this purpose, the amount of the single life annuity commencing at the Participant’s Normal Retirement Date shall be determined as follows:
(i)    If the Participant is entitled to a Normal Retirement Benefit under Section 3(a), the amount determined by applying Sections 3(a)(i), 3(a)(ii) and 3(a)(iii);

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(ii)    If the Participant is entitled to an Early Retirement Benefit under Section 3(b), the amount determined by applying Sections 3(b)(i), 3(b)(ii) and 3(b)(iv) as if the Participant’s benefits were to commence as of his or her Normal Retirement Date;
(iii)    If the Participant is entitled to a Termination Benefit under Section 5(a), the amount determined by applying Sections 5(a)(i), 5(a)(ii) and 5(a)(iv) as if the Participant’s benefits were to commence as of his or her Normal Retirement Date; and
(iv)    If the Participant is entitled to a Termination Benefit under Section 5(b), the amount determined by applying Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) as if the Participant’s benefits were to commence as of his or her Normal Retirement Date.
Capitalized terms used in this Appendix A that are not defined herein shall have the same meaning as those terms do in the Plan.

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

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APPENDIX B
TOP-HEAVY PROVISIONS
(a)    Determination of Top-Heavy Status. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall become effective for any Plan Year in which the Plan is a “Top-Heavy Plan.” The Plan shall be considered a Top-Heavy Plan for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.
(b)    Minimum Benefit.
(i)    Notwithstanding any other provisions of the Plan to the contrary except (ii) and (iii) below, for any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee and who has completed at least 1,000 Hours of Service shall accrue a benefit (to be provided solely by Affiliated Group contributions and expressed as an Individual Life Annuity commencing at the Normal Retirement Date) of not less than two percent of his or her highest average Total Compensation for the five consecutive years for which the Participant had the highest Total Compensation. The minimum accrual shall be determined without regard to any contributions made or benefits available under the Federal Social Security Act or any Offset Amount.
(ii)    No additional benefit accruals shall be provided pursuant to (i) above to the extent that the total accruals on behalf of the Participant attributable to Affiliated Group contributions will provide a benefit expressed as an Individual Life Annuity commencing at the Normal Retirement Date that equals or exceeds 20 percent of the Participant’s highest average Total Compensation for the five consecutive years for which the Participant had the highest Total Compensation.
(iii)    No benefit accruals shall be provided pursuant to (i) above for any Plan Year in which the sum of “Regular Company Contributions” allocated to the Participant under the Keysight Technologies, Inc. 401(k) Plan, plus “Company Contributions” allocated to the Participant under the Keysight Technologies, Inc. Deferred Profit-Sharing Plan, equals or exceeds five percent of the Participant’s Total Compensation.
(c)    Definitions. For purposes of this Appendix B, the following definitions shall apply:“
(i)    “Aggregation Group” means a group of qualified plans consisting of:
(A)    Each plan of the Affiliated Group in which a Key Employee participates and each other plan of the Affiliated Group which enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code; or
(B)    All plans of the Affiliated Group included under (A) above plus, at the election of the Company, one or more additional plans of the Affiliated Group that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered together with the plans included under (A) above.
(ii)    “Determination Date” means the last day of the preceding Plan Year. The valuation date applicable to such Determination Date shall be the most recent valuation date used for purposes of computing Plan costs within the Plan Year ending on the Determination Date.
(iii)    “Key Employee” means a key employee as defined by section 416(i) of the Code and the regulations thereunder.

(iv)    “Super Top-Heavy Plan” means a Top-Heavy Plan for which the Top-Heavy Ratio exceeds 90 percent.
(v)    “Top-Heavy Ratio” means the top-heavy ratio of the Aggregation Group as computed in accordance with section 416(g) of the Code and the regulations thereunder. For purposes of determining the present value of a Participant’s accrued benefits under the Plan, actuarial assumptions consistent with Appendix A shall apply.
(vi)    “Total Compensation” means the definition of “Compensation” used in Section 9 for purposes of the limitation on benefits under section 415 of the Code.
Total Compensation shall not exceed $200,000 (as adjusted by the Commissioner of the Internal Revenue Service to reflect increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code) for a Plan Year, which amount for the Plan Year beginning November 1, 2002 is $200,000.
Capitalized terms used in this Appendix B that are not defined herein shall have the same meaning as those terms do in the Plan.

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

APPENDIX C
RETIREE HEALTH CARE PROVISIONS

SECTION 1.	ESTABLISHMENT AND PURPOSE.
Appendix C to the Plan was established as of August 1, 2014 as part of the spin-off of the portion of the Agilent RP attributable to certain Former Agilent Employees. Appendix C provides for the funding of certain health care benefits for eligible retired Participants, eligible Totally Disabled Former Employees (“TDFEs”) (as defined in the Keysight Technologies, Inc. Health Plan for Retirees) and such retired Participant’s or TDFE’s eligible Dependents (as defined in the Keysight Technologies, Inc. Health Plan for Retirees) (hereinafter, collectively, “Eligible Recipient(s)”). Appendix C is a part of the Plan and shall be administered in accordance with the provisions thereof, except as expressly provided below.

SECTION 2.	HEALTH CARE BENEFITS.
(a)    Benefits Provided. The health care benefits provided to an Eligible Recipient pursuant to this Appendix C (“Health Care Benefits”) shall be (1) those benefits described in the Keysight Technologies, Inc. Health Plan for Retirees and under the Health Maintenance Organizations offered by the Company (collectively referred to herein as the “Health Plan for Retirees”) in which the Eligible Recipient participates, and (2) the monthly subsidy for the payment of premiums for health care benefits described in the Keysight Technologies, Inc. Reimbursement Arrangement Plan (hereinafter, “ARA”) with respect to an Eligible Recipient who is eligible for the ARA. The provisions of such Health Plan for Retirees and ARA (including, without limitation, any exclusions or limitations affecting the benefits described therein) as in effect from time to time are hereby incorporated by reference and made a part of this Appendix C as if fully set forth herein.

(b)    Coordination With Health Plan for Retirees and the ARA. The Company-paid portion of the cost of Health Care Benefits under the Health Plan for Retirees for an Eligible Recipient shall be paid by the Plan under this Appendix C, to the extent that such payment eliminates the Company’s obligation to contribute to the Health Plan for Retirees. The Company’s monthly subsidy for the payment of premiums for health care benefits provided under the ARA for an Eligible Recipient shall be paid by the Plan under this Appendix C, to the extent that such payment eliminates the Company’s obligation under the ARA.
(c)    Key Employees. Notwithstanding Section 2(a) above, no Health Care Benefits shall be payable pursuant to this Appendix C on behalf of any otherwise Eligible Recipient who is or was a “key employee” (as defined in section 416(i) of the Code) during a Plan Year or during any preceding Plan Year in which contributions to this Appendix C were made.

SECTION 3.	SEPARATE ACCOUNT.
(a)    In General. Appendix C shall be maintained for bookkeeping purposes as a separate account within the Trust pursuant to the Plan, but assets credited to such account may be commingled and invested in common with other assets of the Plan.
(b)    Non-diversion. Prior to the satisfaction of all liabilities to provide Health Care Benefits pursuant to this Appendix C, no part of the funds credited to the account described in Section 3(a) may be used for, or diverted to, any purpose other than the purpose of providing such Health Care Benefits and of defraying the reasonable expenses of administering this Appendix C.

SECTION 4.	FUNDING.
(a)    Company Contributions. The Company may contribute to the separate account maintained pursuant to this Appendix C in such amounts and at such time or times as the Company may determine to be necessary to fund the normal and past service Health Care Benefits costs in accordance with any reasonable generally accepted actuarial method. However, with respect to any Plan Year, the normal cost of Health Care Benefits shall not exceed 25% of the sum of the normal cost of Health Care Benefits and the normal cost of retirement benefits under the Plan, both determined after the effective date of this Section. The normal cost of retirement benefits under the Plan shall be determined using the projected unit credit method. Notwithstanding Section 2(a), the Health Care Benefits provided under this Appendix C shall be limited as necessary to meet the limitation of this Section 4.

SECTION 5.	AMENDMENT AND TERMINATION OF APPENDIX C.
(a)    Amendment and Termination. The Company reserves the right to amend or terminate this Appendix C at any time, whether or not in conjunction with the termination of the Plan. Termination of the Plan, however, shall automatically terminate this Appendix C. Termination of this Appendix C shall not result in the vesting of any Eligible Recipient’s rights under the Plan or this Appendix C.
(b)    Satisfaction of Liabilities. Notwithstanding any contrary provision of the Plan, upon the satisfaction of all liabilities to provide Health Care Benefits to existing Eligible Recipients pursuant to this Appendix C, any funds credited to the separate account maintained pursuant to this Appendix C shall be returned to the Company.
Capitalized terms used in this Appendix C that are not defined herein shall have the same meaning as those terms do in the Plan.

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

APPENDIX D
DIRECT TRANSFER PROVISIONS

SECTION 1.	DIRECT TRANSFER OPTION.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Appendix D, a Distributee may elect, subject to the conditions and administrative procedures prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

SECTION 2.	DEFINITIONS.
(c)    “Direct Rollover” means an Eligible Rollover Distribution that is paid by the Plan for the benefit of a Distributee to an Eligible Retirement Plan specified by the Distributee.
(d)    “Distributee” means an Employee or former Employee. In addition, the former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the “alternate payee” (as defined in section 414(p) of the Code) under a “qualified domestic relations order,” (as defined in section 414(p) of the Code), are Distributees with regard to the interest of the spouse or former spouse. A Participant’s non-spouse Beneficiary shall also be a Distributee, subject to the limitations set forth in subsection (c), below.
(e)    “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision

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of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code. With respect to a Distributee who is a non-spouse Beneficiary, only an individual retirement plan as provided for under section 402(c)(11) of the Code will qualify as an Eligible Retirement Plan.
(f)    “Eligible Rollover Distribution” (as prescribed in Section 402(f)(2)(A) of the Code) means a distribution of all or any portion of the balance to the credit of a Distributee, excluding: a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); a distribution described in Section 1.402(c)-2 Q&A 4 of the Treasury Regulations; and any amount distributed on account of hardship.
Notwithstanding any other provision of the Plan to the contrary, and subject to the provisions of Section 408A(e) of the Code, distributions from this Plan may paid directly to a Roth IRA specified by a Distributee, other than a Distributee who is a non-spouse Beneficiary, in a Direct Rollover.
Capitalized terms used in this Appendix D that are not defined herein shall have the same meaning as those terms do in the Plan.

D-96

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

APPENDIX E
SPECIAL PROVISIONS APPLICABLE
TO CERTAIN EMPLOYEES
TRANSFERRED TO LUMILEDS

SECTION 1.	DIRECT TRANSFER OPTION.
This Appendix E was established effective May 1, 2000 to set forth special provisions applicable to those Participants listed in Section 3 hereof who terminate employment with the Company or its Affiliates after November 1, 1999 and immediately thereafter become employees of LumiLeds Lighting U.S., LLC (“LumiLeds”), a joint venture between the Company and Koninklijke Philips Electronics N.V. (“Affected Participants”). Appendix E is a part of the Plan and shall be administered in accordance with the provisions thereof, except as expressly provided below.

SECTION 2.	RECOGNITION OF LUMILEDS EARNINGS.
Until the date as of which an Affected Participant receives or commences to receive a benefit distribution from the Plan, such Affected Participant’s benefit under the Plan shall be determined by treating LumiLeds and its affiliates as Affiliates under the Plan solely for purposes of determining such Affected Participant’s Pay Rate and Highest Average Pay Rate under the Plan. Under no circumstances shall an Affected Participant’s service with LumiLeds or its affiliates be recognized for purposes of benefit eligibility or accruing additional benefits under the Plan.

SECTION 3.	SCHEDULE OF ELIGIBLE PARTICIPANTS.
The following is a list of the Participants who are eligible to become Affected Participants if they terminate employment with the Company or its Affiliates after November 1, 1999 and immediately thereafter become employees of LumiLeds:

Ablao, Teodorico D.
Adebiyi, Debo
Akasaki, David M.
Amaro, Ines
Anatra, Anthony
Andaya, Alfredo
Anderson, Aurora
Anderson, Terry R.
Aparicio, Martha N.
Aquino, Salvacion
Archer, Cassandra
Arden, Amy
Arellano, Priscila
Ashar, Nayan
Ashe, Gina
Asistin, Lolito F.
Aung, Zaw
Ayson, Perlita R.
Bagnas, Perla R.
Baker, Charles
Balassa, Charlotte Owen
Balco, Dean James
Barrozo, Alfredo D.
Bates, Chris
Bation, Jane A.
Batra, Jagdamba
Batuyong, Mariano B.
Bautista, Cristeta S.
Bernal, John
Bernstein, Marvin
Berry, Derrick
Bhat, Jerome C.
Blade, Robert E.
Borres, Leonard B.
Brandner, David A.
Brewer, Gary G.
Brown, Irene Kay
Brown, Richard
Brum, Gilberto F.
Bumgarner, Josie
Burke, Deyon R.
Butler, Robert M.
Byrne, Michael G.
Callahan, Daniel
Camras, Michael

Cancilla, Pauline D.
Carey, Julian
Carey, Glen
Carey, Julian
Carino, Araceli I.
Carrizales, Dionisio T.
Carroll, Walter E.
Carter-Coman, Carrie
Carveiro, Lorraine
Carver, Lena
Carver, Wade S.
Cassarino, Salvatore J.
Castro, Patricia
Caudillo, Carolyn
Cerbone, Frank
Cerezo, Nida
Cervantes, Maria E.
Chan, Rida
Chau, Nu
Chavez, Eloisa F.
Chen, Ching-Hui
Chen, Eugene
Chen, Joan J.
Cheng, An-Hien
Cheng, Clare
Cheng, Tracy
Chew, Sharon L.
Chiem, Lan
Chin, Helen
Ching-Hui, Chen
Chou, Nora Shu-Wei
Chow, Paul
Christenson, Gina
Chu, Kimberly
Chung, Sook Hi
Cleese, Thomas W.
Cloonan, Michael R.
Coffey, Sharon L.
Collins, William
Comtois, Rosemary
Conway, James W.
Cook, Louis W.
Coyle, William T.
Craford, George
Crooks, Sandra K

Dadok, Ludek
Daguio, Arnold
Daguio, Rosilyn
Dakwa, Gabe
Dandoy, Ofelia
Davis, Aneta
Davis, Ann C
De Los Reyes, Maria Rosa T.
Derebail, Ramnath
Dhanota, Sushma
Di Leo, Michael P.
Dicarolis, Stephen A.
Do, Loi N.
Doan, Joy T.
Douros, Frances A.
Drake, Garland R.
Dyer, Linda
Edwards, Andrew D.
Ekanayake, Christopher
Elpedes, Cresente S.
Epstein, Howard C.
Fabila, Roberto F.
Faerber, Gerald L.
Faraji, Roya
Felix, Virginia C.
Felmoca, Nora
Fernandes, Rosemary R.
Fernandez, Susana
Flaris, Renato C.
Fletcher, Robert M.
Flores, Sandra
Fong, Linda
Ford, Mike J
Fortuno, Jaime
Fraser, Freda F.
Fugatt, Arlana G.
Fuller, Regan
Gach, John
Gao, Hui Y.
Garcia, Aurelia
Garcia, Rigoberto
Gardner, Nathan
Gaston, Mark M.
Ginn, Daniel L.
Givens, Kasandra

Goetz, Werner
Gomez, Barbara
Gomez, Dennis A.
Gonzales, Al
Goodman, Patrick
Goodson, Glenn W.
Goyette, Diane
Grillot, Patrick
Griswold, Karen
Gumaer, Robert
Ha, Julie
Hamaguchi, Norihito
Hamilton, Kathleen
Harrah, Shane
Hasnain, Ghulam
Hatem, Aida T.
Hodapp, Mark W.
Hofer, Adele
Hofler, Gloria E.
Holcomb, Mari
Holt, Michael C.
Hone, Felix
Huang, Jen-Wu
Hudson, Leland R.
Hueschen, Mark R.
Huynh, Tran
Imler, William R.
Imsdahl, Richard A.
Inman, Mary
Jasseh, Modu
Ji, Chen
Johnson, Eric R.
Jones, Carolyn F.
Kalata, Steven
Karris, Vanessa
Kavanaugh, Larry P.
Kern, Richard S.
Khare, Reena
Kim, Kwang K.
Kocot, Christopher
Krames, Michael R.
Kreger, Jerry
Kruetzfeldt, Dawn
Kwan, Bik-Ying
Ladd, Darlena

Laing, Nathan
Lam, Michael
Lam, Thuy
Lamay, Mac
Lan, Chun Rong
Laurinovics, Lars
Lavarias, Paulina T.
Lavin, Colby
Law, Raymond
Laxamana, Raymond L.
Laxamana, Romeo
Laynes, Natividad L.
Leatherwood, Glenda J.
Ledesma, Anthony
Lee, Kathi J.
Lee, Shiu-Wee
Legassey, Ann M.
Leong, Ryan T.
Leong, Yet
Lester, Steven D.
Leung, Elaine Lai-Yee
Lewis, Barry B.
Lewis, Keenan
Lim, Candy
Lin, Chaik Lep
Liu, Leslie M.
Loeffler, James D.
Loh, Ban Poh
Long, Marsha F.
Lopez, Guadalupe
Lopez, Job
Lotz, Ryan M.
Lowe, Ted P.
Lowery, Chris H.
Lu, Zhenghao
Lucero, Delia P.
Ludowise, Michael
Lui, Priscilla
Maming, Tom T.
Mangisel, Ellenora B
Mann, Richard
Maranowski, Michelle M
Maranowski, Steven A
Marques, Anthony
Marquez, Rosa

Martin, Paul S
Martinez, Ricardo
Martinez-Ruffing, Veronica
Mason, Sharon L
Massey-Martinez, Rosalie
Matheson, Emma B.
Matsuoka, Bert
Maung, Kevin M.
Maung, Tin
Mazurek, Stephen M.
McColloch, Laurence R.
McLeod, Cheryl
Medina, Eleanor A.
Medinas, Jeanette A.
Melanson, Robert H.
Mendoza, Mike H.
Mertz, Francoise F.
Meszaros, Angela
Mo, Linda
Moh, Lynn C.
Moh, Shin C.
Montalvo, Katherine J.
Montoya, Joe A.
Montoya, Maria De Jesus
Mueller, Gerd
Mueller-Mach, Regina B.
Mulvey, David E.
Munshi, Adil
Needels, Mina
Nelson, Richard J.
Nguyen, Hai N.
Nguyen, Hung
Nguyen, Huong
Nguyen, Jenny Trinh
Nguyen, Tam Van
Nguyen, The
Nguyen, Theresa H.
Nielson, Robin E.
Nishinaka, Elvin T.
Nolan, Scott S.
Nothwang, Brian
Oo, Michael
Orozco, Imelda
Oseguera Sr., Froylan
Osentowski, Timothy D.

O’Shea, James
Ozawa, Lee R.
Paat, Sergio A.
Pacho, Emilia B.
Paolini, Steve
Park, Kwang G.
Patterakis, Dimokratia
Peanasky, Michael J.
Penales, Amor B.
Peralta, Sagramor O.
Perry, Michael
Peterson, John Ross
Pickering, William
Piramoon, Mary Jo
Pocius, Douglas W.
Polo, John A.
Ponce, Juan M.
Posselt, Jason L.
Pugh, Mark
Quach, Preston
Rafanan, Delia C.
Raggio, Jeffrey J.
Rajkomar, Pradeep
Ramones, Albert B.
Ratica, Kenneth
Ravuri, R. K.
Refuerzo, Adelina
Rendon, Gloria D.
Reyes, Agnes V.
Reynolds, David
Riggle, David A.
Rin, Agapito E.
Rin, Rizalde E.
Robles, Maximo
Rodriguez, Carlos M.
Rodriguez, Steven A.
Rogers, Jeffrey T.
Rondez, Edwin
Rualizo, Antonio
Rudaz, Serge
Ruh, Richard
Sabharwal, Reena
Sandoval, Pamela C.
Sanford, Thomas
Sasser, Gary D.

Scarangello, John M
Schine, Frank
Schneider Jr, Richard P.
Schoeppler, Martin
Scifres, John D.
Sebagadis, Getache W.
Seymour, Andrea M.
Shao, Cher
Shen, Yu Chen
Shirley, Samuel
Sihra, Sarbjeet
Silkwood, Douglas S.
Singh, Manjit
Sittinger, David G.
Slater, Matthew
Smith, Irene J.
Snyder, Tanya J.
Snyder, Wayne
Sokil, Herbert P.
Song, Soon Sil
Soria, Manuel V.
Spence, Steven E.
Stafford, Lloyd R.
Steigerwald, Daniel A.
Steranka, Frank
Stewart, James W.
Stockman, Stephen A.
Strickland, George L.
Suai, Won
Suarez, Josephine L.
Swoboda, Mark C.
Taber, Robert
Tabion, Florentina
Takeuchi, Tetsuya
Tam, Alice
Tan, Benito
Tan, Nicky K.
Teixeira, Fernando
Terrado, Carlito
Thanh, Kimchi Thi
Thomas, Kyle J.
Thompson, James T.
Thomson, Henny
Toledo, Cesar
Ton, Tina

Topete, Maria Luisa
Tran, Cuc
Tran, Lang Q.
Tran, Phuoc
Trottier, Troy
Tu, Ngoc
Tumangan, Victorey C.
Twist, Rosemary
Tyler, Timothy G.
Valenti, Joseph
Vanderwater, David A.
Vanpatten, Gloria J.
Vigil, Anna M.
Villanueva, Vivian A.
Virgil, Bryan
Vlahov, Cynthia S.
Vu, Nhi
Walker, James M.
Wallace, Kimberly M.
Wang, Eunice
Weeks, Gene
Wei, Chia Li
Wellman, Ryan
West, Scott
Wierer, Jonathan J.
Willett, David W.
Williams, Mae
Williams, Thomas Wallbank
Wilson, Debra
Wong, Elly M
Wong, Tin Fu
Wood, Junelle L.
Woolverton, Douglas P.
Wright, Carrie
Wu, Helena
Wu, Susan
Wynne, Dawnelle
Yang, Martha C.
Yates, Mark A
Young, Alvin B. Y.
Young, Lorraine A.
Young, Troy
Yu, Jiann
Zapien, Loretta
Zmak, Frank Joe

Zuegel, Lisa
Zuras, Joy D.

KEYSIGHT TECHNOLOGIES, INC.
RETIREMENT PLAN

APPENDIX F
MODEL AMENDMENT RELATING TO SECTION 436 BENEFIT LIMITATIONS
This model amendment is adopted in accordance with Internal Revenue Service Notice 2011-96 to satisfy benefit limitations required under Section 436 of the Code as follows:

SECTION 1.	LIMITATIONS APPLICABLE IF THE PLAN’S ADJUSTED FUNDING TARGET ATTAINMENT PERCENTAGE IS LESS THAN 80 PERCENT, BUT NOT LESS THAN 60 PERCENT.
Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 1(b) below) but is not less than 60 percent, then the limitations set forth in this Section 1 apply.
(b)    50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
(i)    50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)    100 percent of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).
The limitation set forth in this Section 1 (a) does not apply to any payment of a benefit which under § 411(a)(11) of the Code may be immediately distributed without the consent of the participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 1(a), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.
(c)    Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:
(i)    Less than 80 percent; or
(ii)    80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 1(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

SECTION 2.	LIMITATIONS APPLICABLE IF THE PLAN’S ADJUSTED FUNDING TARGET ATTAINMENT PERCENTAGE IS LESS THAN 60 PERCENT.
Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 2(b) below), then the limitations in this Section 2 apply.
(c)    Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 2(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.
(d)    Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:
(i)    Less than 60 percent; or

(ii)    60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
(e)    Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 2(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

SECTION 3.	LIMITATIONS APPLICABLE IF THE PLAN SPONSOR IS IN BANKRUPTCY.
Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this

Section 3 does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

SECTION 4.	PROVISIONS APPLICABLE AFTER LIMITATIONS CEASE TO APPLY.
(a)    Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 1(a), Section 2(a), or Section 3 applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.
(b)    Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 2(c) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).
(c)    Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 2(b), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 2(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(d)    Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 1(b) or Section 2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

SECTION 5.	NOTICE REQUIREMENT.
See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 1(a), Section 2, or Section 3.

SECTION 6.	METHODS TO AVOID OR TERMINATE BENEFIT LIMITATIONS.
See Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Section 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 1 through 3 for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 1 through 3 for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

SECTION 7.	SPECIAL RULES.
(a)    Rules of Operation for Periods Prior to and After Certification of Plan‘s Adjusted Funding Target Attainment Percentage.
(i)    In General. Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section

436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 1 through 3 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 7(a)(ii) though (iv).
(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 1, 2, or 3 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 7(a)(iii) or Section 7(a)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and date.
(2)    The first day of the current Plan Year is a section 436 measurement.
(iii)    Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 7(a)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and
(2)    The first day of the 4th month of the current Plan Year is a section 436 measurement date.
(iv)    Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(2)    The first day of the 10th month of the current Plan Year is a section 436 measurement date.
(b)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(i)    First 5 Plan Years. The limitations in Section 1(b), Section 2(b), and Section 2(c) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of Section 436(i) of the Code and Section 1.436-1(a)(3)(i) of the Treasury Regulations.

(ii)    Plan Termination. The limitations on prohibited payments in Section 1(a), Section 2(a), and Section 3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.
(iii)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 1(a), 2(a), and 3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This Section 7(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(iv)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 7(a) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section 1(b) and Section 2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Section 1.436-1(g)(2)(iii) of the Treasury Regulations.
(c)    Special Rules Under PRA 2010.
(i)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 1(a) or 2(a) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(ii)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(d)    Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with Section 436 of the Internal Revenue Code and Section 1.436-1 of the Treasury Regulations.

SECTION 8.	DEFINITIONS.
The definitions in the following Treasury Regulations apply for purposes of Sections 1 through 7: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

SECTION 9.	EFFECTIVE DATE.
The rules in Sections 1 through 8 are effective for Plan Years beginning after December 31, 2007.

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